Rule 424(b)(3)
                                                                   No. 333-15411



                       CNL AMERICAN PROPERTIES FUND, INC.

                      Supplement No. 1, dated July 18, 1997
                       to Prospectus, dated April 18, 1997


         This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 18, 1997. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of July 2, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after July 2, 1997, will be reported in a subsequent Supplement.

                                  THE OFFERING

         As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. Following the completion of its Initial Offering on February 6, 1997, the Company commenced this offering of up to 27,500,000 Shares. As of July 2, 1997, the Company had received subscription proceeds of $74,851,028 (7,485,103 Shares), including $643,293 (64,329 Shares)
issued pursuant to the Reinvestment Plan, from 3,561 stockholders in connection with this offering. Net Offering Proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $67,581,000. As of July 2, 1997, the Company had invested or committed for investment approximately $191,667,000 of aggregate net proceeds from the Initial Offering and this offering in 179 Properties, in providing mortgage financing to the tenants of the 44 Properties consisting of land only to purchase the buildings on these Properties and the buildings on three additional properties through Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $9,900,000 in Net Offering Proceeds available for investment in Properties and Mortgage Loans. As of July 2, 1997, $3,368,296 of the Net Offering Proceeds from this offering had been incurred as Acquisition Fees to the Advisor.

                                    BUSINESS

COMPLETED INVESTMENTS

         As of July 2, 1997, the Company had invested or committed for investment approximately $191,667,000 of the aggregate net proceeds from the Initial Offering and this offering in 179 Properties (127 Properties which consist of land and building, 44 Properties which consist of land only and eight Properties which consist of building only), in Mortgage Loans to the tenants of the 44 Properties consisting of land only and three additional properties and to pay related Acquisition Fees and Acquisition Expenses. See "Certain Transactions." All of the Properties are owned directly by the Company, except for one Property which is owned through a joint venture arrangement. All of the Properties were acquired since the Company commenced operations on June 1, 1995 and have leases expiring from 15 to 25 years after the date on which each lease commenced.

         The following tables set forth the number of Properties by Restaurant Chain and by state owned by the Company as of July 2, 1997:

         Restaurant                                    Number of Properties
         ----------                                    --------------------
         Applebee's                                             2
         Arby's                                                 2
         Bennigan's                                             1
         Black-eyed Pea                                         6
         Boston Market                                         30
         Burger King                                            9
         Charley's Place                                        2
         Darryl's                                              15
         Denny's                                                4
         Einstein Bros. Bagels                                  2
         Golden Corral                                         21
         Houlihan's                                             3
         IHOP                                                   2
         Jack in the Box                                       24
         Kenny Rogers Roasters                                  1
         KFC                                                    1
         Mr. Fable's                                            1
         Pizza Hut                                             44
         Popeyes                                                1
         Ruth's Chris Steakhouse                                1
         Ryan's Family Steak House                              1
         Shoney's                                               2
         Wendy's                                                4
                                                             ----
              Total                                           179
                                                             ====

         State                                         Number of Properties
         -----                                         --------------------
         Alabama                                                3
         Arizona                                                2
         California                                            16
         Colorado                                               2
         Connecticut                                            1
         Delaware                                               1
         Florida                                               11
         Georgia                                                1
         Idaho                                                  1
         Illinois                                               5
         Indiana                                                5
         Iowa                                                   1
         Kentucky                                               3
         Maryland                                               5
         Michigan                                               7
         Minnesota                                              2
         Missouri                                               6
         Nebraska                                               1
         Nevada                                                 1
         New Mexico                                             1
         North Carolina                                         3
         Ohio                                                  35
         Oklahoma                                               3
         Oregon                                                 1
         Pennsylvania                                           4
         Tennessee                                              9
         Texas                                                 29
         Utah                                                   1
         Virginia                                               7
         Washington                                             2
         West Virginia                                         10
                                                              ---

              Total                                           179
                                                              ===


PROPERTY ACQUISITIONS

         Between April 3, 1997 and July 2, 1997, the Company acquired 54 Properties, including 52 Properties consisting of land and building, one Property consisting of building only and one Property consisting of land only, with the remaining net offering proceeds of the Initial Offering and a portion of the Net Offering Proceeds of this offering. These Properties are 13 Boston Market Properties (one in each of Arvada, Colorado; Liberty, Missouri; Indianapolis, Indiana; Vacaville, California; Lansing Michigan; San Antonio, Southlake, and Stafford, Texas; and Baltimore, Gambrills, Jessup, Riverdale, and Waldorf, Maryland), one Black-eyed Pea Property (in Scottsdale, Arizona), six Jack in the Box Properties (one in each of Enumclaw, Washington; Fresno, California; and Bacliff, Corinth, Channelview, and Garland, Texas), two Einstein Bros. Bagels Properties (one in each of Dearborn, Michigan, and Springfield, Virginia), one Shoney's Property (in Guadalupe, Arizona), one Pizza Hut Property (in Dover, Ohio), five Golden Corral Properties (one in each of Corpus Christi, Texas; Enid, Oklahoma; and Liberty, Missouri, and two in Jacksonville, Florida), two IHOP Properties (one in each of Leesburg and Fairfax, Virginia), one Popeyes Property (in Starke, Florida), one Ruth's Chris Steak House Property (in Tampa, Florida), two Charley's Place Properties (one in each of King of Prussia, Pennsylvania, and McLean, Virginia), 15 Darryl's Properties (one in each of Evansville, Indiana; Louisville, Kentucky; Hampton, Virginia; Winston-Salem, North Carolina; Huntsville, Mobile and Montgomery, Alabama; Knoxville and Nashville, Tennessee; Orlando and Pensacola, Florida; and two in each of Raleigh, North Carolina, and Richmond, Virginia), three Houlihan's Properties (one in each of Bethel Park, Langhorne and Plymouth Meeting, Pennsylvania) and one KFC Property (in Putnam, Connecticut). For information regarding the Properties acquired by the Company prior to April 3, 1997, see the Prospectus dated April 18, 1997.

         In connection with the purchase of the 13 Boston Market Properties, the two Einstein Bros. Bagels Properties, the six Jack in the Box Properties, the Shoney's Property, the five Golden Corral Properties, the two IHOP Properties, the Popeyes Property, the Ruth's Chris Steak House Property, the two Charley's Place Properties, the 15 Darryl's Properties, the three Houlihan's Properties and the KFC Property, which are land and building, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed or renovated, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

         The purchase price for the Shoney's Property in Guadalupe, Arizona, includes a development fee of $49,500 to an Affiliate of the Advisor for services provided in connection with the development of the Property. The Company considers development fees, to the extent that they are paid to Affiliates, to be Acquisition Fees. Such development fees must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, subject to a determination that such transactions are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See the sections of the Prospectus entitled "Management Compensation" and "Business
- Site Selection and Acquisition of Properties."

         In connection with the Black-eyed Pea Property in Scottsdale, Arizona, which is building only, the Company, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business - Description of Property Leases." In addition, the Company has entered into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

         In connection with the Pizza Hut Property in Dover, Ohio, which is land only, the Company acquired the land and is leasing this parcel to the lessee, Castle Hill Holdings VII, L.L.C. ("Castle Hill"), along with eight Pizza Hut Properties previously acquired, pursuant to a master lease agreement (the "Master Lease Agreement"). Castle Hill has subleased the Pizza Hut Property in Dover, Ohio, along with the eight Pizza Hut Properties previously acquired, to one of its affiliates, Midland Food Services III, L.L.C., which is the operator of the restaurants. The general terms of the Master Lease Agreement are similar to those described in the section of the Prospectus entitled "Business - Description of Property Leases." If the lessee does not exercise its option to purchase the Properties upon termination of the Master Lease Agreement, the sublessee and lessee will surrender possession of the Properties to the Company, together with any improvements on such Properties. The lessee owns the buildings located on the Pizza Hut Property in Dover, Ohio, along with the eight Pizza Hut Properties previously acquired. In addition, the Company provided mortgage financing of $4,200,000 to the lessee, pursuant to a Mortgage Loan evidenced by a master mortgage note (the "Master Mortgage Note") which is collateralized by the building improvements on the Pizza Hut Property in Dover, Ohio, the eight Pizza Hut Properties previously acquired, and two additional Pizza Hut Properties in Wintersville, Ohio, and Weirton, West Virginia, which will not be owned by the Company, as described in the section of the Prospectus entitled "Business - Property Acquisitions."

         The following table sets forth the location of the 54 Properties acquired by the Company, from April 3, 1997 through July 2, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                            PROPERTY ACQUISITIONS
                     From April 3, 1997 through July 2, 1997


                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
BOSTON MARKET                     $629,435     04/16/97  04/2012;        10.38% of Total    for each lease    at any time
(the "Arvada Property")           (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs) (3)             options         10% after the      year, (i) 4% of   year
The Arvada Property is located                                           fifth lease        annual gross
on the northwest quadrant of                                             year and after     sales minus
West 55th Avenue and the                                                 every five         (ii) the
Wadsworth Bypass, in Arvada,                                             years              minimum annual
Jefferson County, Colorado, in                                           thereafter         rent for such
an area of mixed retail,                                                 during the         lease year
commercial, and residential                                              lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Arvada Property include an
Applebee's, a Ruby Tuesday, an
IHOP, a Fazoli's, a
McDonald's, and several local
restaurants.

BOSTON MARKET                     $456,801     04/16/97  04/2012;        10.38% of Total    for each lease    at any time
(the "Liberty #1 Property")       (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs) (3)             options         10% after the      year, (i) 5% of   year
The Liberty #1 Property is                                               fifth lease        annual gross
located at the southeast                                                 year and after     sales minus
corner of the intersection of                                            every five         (ii) the
North Highway 291 and Landmark                                           years              minimum annual
Avenue, in Liberty, Clay                                                 thereafter         rent for such
County, Missouri, in an area                                             during the         lease year
of mixed retail, commercial,                                             lease term
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Liberty #1
Property include a Ponderosa,
a KFC, a Perkins, and a Pizza
Hut.

                                      -5-


                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
EINSTEIN BROS. BAGELS (11)        $422,512     04/16/97  04/2012;        10.38% of Total    for each lease    at any time
(the "Dearborn Property")         (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs) (3)             options         10% after the      year, (i) 4% of   year
The Dearborn Property is                                                 fifth lease        annual gross
located on the southeast                                                 year and after     sales minus
corner of Telegraph Road and                                             every five         (ii) the
Sheridan Road, in Dearborn,                                              years              minimum annual
Wayne County, Michigan, in an                                            thereafter         rent for such
area of mixed retail,                                                    during the         lease year
commercial, and residential                                              lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Dearborn Property include a
Boston Market, a Subway
Sandwich Shop, and several
local restaurants.

JACK IN THE BOX (10)              $843,431     04/16/97  04/2015;        $86,452 (6);       for each lease    at any time
(the "Enumclaw Property")         (3)(6)                 four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be renovated                               year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Enumclaw Property is                                                 after every        (ii) the
located at the northwest                                                 five years         minimum annual
corner of the intersection of                                            thereafter         rent for such
Griffin Avenue and Cedar                                                 during the         lease year (5)
Street, in Enumclaw, King                                                lease term
County, Washington, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Enumclaw
Property include a Subway
Sandwich Shop, a Burger King,
a McDonald's, a Pizza Hut, and
a local restaurant.

                                      -6-



                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
SHONEY'S                          $679,095     04/16/97  04/2017; two    11% of Total       for each lease    at any time
(the "Guadalupe Property")        (excluding             five-year       Cost (4);          year, (i) 6% of   after the
Restaurant to be constructed      development            renewal         increases by       annual gross      seventh
                                  costs) (3)             options         10% after the      sales minus       lease year
The Guadalupe Property is                                                fifth lease        (ii) the
located within the southeast                                             year and after     minimum annual
quadrant of Interstate 10 and                                            every five         rent for such
Baseline Road, in Guadalupe,                                             years              lease year
Maricopa County, Arizona, in                                             thereafter
an area of mixed retail,                                                 during the
commercial, and residential                                              lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Guadalupe Property include a
Denny's, a Taco Bell, a KFC, a
Jack in the Box, a Waffle
House, and several local
restaurants.

BLACK-EYED PEA (7)                $769,863     04/17/97  02/2011         $105,450 (6);      None              at any time
(the "Scottsdale Property")       (3)(6)                                 increases to                         after the
Restaurant to be renovated                                               $107,511 during                      fifth lease
                                                                         the eleventh                         year
The Scottsdale Property is                                               through
located within the southeast                                             fourteenth
quadrant of Indian Bend Road                                             lease years
and Pima Road, in Scottsdale,
Maricopa County, Arizona, in
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Scottsdale Property include a
KFC, a Denny's, an Arby's, a
Taco Bell, a McDonald's, and a
local restaurant.

                                      -7-


                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
PIZZA HUT (8)(9)                  $224,378     04/17/97  03/2017; two    $23,560;           None              at any time
(the "Dover Property")                                   ten-year        increases by                         after the
Land only                                                renewal         10% after the                        seventh
                                                         options         fifth and tenth                      lease year
The Dover Property is located                                            lease years and
on the west side of Boulevard                                            12% after the
Street, in Dover, Tuscarawas                                             fifteenth lease
County, Ohio, in an area of                                              year
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Dover
Property include a Taco Bell,
a Long John Silver's, a
Friendly's, and several local
restaurants.

JACK IN THE BOX (10)              $1,049,420   04/29/97  04/2015;        $107,566 (6);      for each lease    at any time
(the "Bacliff Property")            (3)(6)               four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                             year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Bacliff Property is                                                  after every        (ii) the
located on the southeast                                                 five years         minimum annual
corner of Texas State Highway                                            thereafter         rent for such
146 and FM 646, in Bacliff,                                              during the         lease year (5)
Galveston County, Texas, in an                                           lease term
area of mixed commercial and
residential development.

                                      -8-


                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
BOSTON MARKET (11)                $860,790     04/29/97  04/2012;        10.38% of Total    for each lease    at any time
(the "Indianapolis Property")     (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs) (3)             options         10% after the      year, (i) 4% of   year
The Indianapolis Property is                                             fifth lease        annual gross
located on the west side of                                              year and after     sales minus
U.S. 31 South, in                                                        every five         (ii) the
Indianapolis, Marion County,                                             years              minimum annual
Indiana, in an area of mixed                                             thereafter         rent for such
retail, commercial, and                                                  during the         lease year
residential development.                                                 lease term
Other fast-food and family-
style restaurants located in
proximity to the Indianapolis
Property include a McDonald's,
a Steak N Shake, a Wendy's,
and several local restaurants.

BOSTON MARKET                     $469,369     04/30/97  04/2012;        10.38% of Total    for each lease    at any time
(the "San Antonio Property")      (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs) (3)             options         10% after the      year, (i) 4% of   year
The San Antonio Property is                                              fifth lease        annual gross
located at the northwest                                                 year and after     sales minus
corner of Tezel Road and                                                 every five         (ii) the
Camino Rosa, in San Antonio,                                             years              minimum annual
Bexar County, Texas, in an                                               thereafter         rent for such
area of mixed retail,                                                    during the         lease year
commercial, and residential                                              lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
San Antonio Property include a
Burger King, a Taco Bell, and
several local restaurants.

                                      -9-



                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
BOSTON MARKET (11)                $970,269     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Baltimore Property")        (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs) (3)             options         10% after the      year, (i) 4% of   year
The Baltimore Property is                                                fifth lease        annual gross
located on the south side of                                             year and after     sales minus
Security Boulevard and the                                               every five         (ii) the
north side of Whitehead Court,                                           years              minimum annual
in Baltimore, Baltimore                                                  thereafter         rent for such
County, Maryland, in an area                                             during the         lease year
of mixed retail, commercial,                                             lease term
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Baltimore
Property include a Wendy's, a
Red Lobster, a Burger King,
two McDonald's, an IHOP, a
Bennigan's, and several local
restaurants.

BOSTON MARKET (11)                $854,895     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Gambrills Property")        (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs) (3)             options         10% after the      year, (i) 4% of   year
The Gambrills Property is                                                fifth lease        annual gross
located on the south side of                                             year and after     sales minus
Maryland Route 3, south of its                                           every five         (ii) the
intersection with Waugh Chapel                                           years              minimum annual
Road, in Gambrills, Anne                                                 thereafter         rent for such
Arundel County, Maryland, in                                             during the         lease year
an area of mixed retail,                                                 lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Gambrills Property include a
Wendy's, a Taco Bell, a
Popeyes, a Pizza Hut, a KFC,
and a McDonald's.

                                      -10-


                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
BOSTON MARKET (11)                $909,041     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Jessup Property")           (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs) (3)             options         10% after the      year, (i) 4% of   year
The Jessup Property is located                                           fifth lease        annual gross
on the southeast quadrant of                                             year and after     sales minus
U.S. Route 1 and Assateague                                              every five         (ii) the
Drive, in Jessup, Howard                                                 years              minimum annual
County, Maryland, in an area                                             thereafter         rent for such
of mixed retail, commercial,                                             during the         lease year
and residential development.                                             lease term
Other fast-food and family-
style restaurants located in
proximity to the Jessup
Property include a Burger
King, a Subway Sandwich Shop,
and several local restaurants.

BOSTON MARKET                     $451,618     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Lansing Property")          (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs) (3)             options         10% after the      year, (i) 5% of   year
The Lansing Property is                                                  fifth lease        annual gross
located on the northeast side                                            year and after     sales minus
of Cedar Street, north of the                                            every five         (ii) the
intersection of American Road                                            years              minimum annual
and Cedar Street, in Lansing,                                            thereafter         rent for such
Ingham County, Michigan, in an                                           during the         lease year
area of mixed retail,                                                    lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Lansing Property include a
Denny's, a KFC, a Long John
Silver's, a Wendy's, a Bob
Evans, and several local
restaurants.

                                      -11-



                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
BOSTON MARKET (11)                $629,929     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Riverdale Property")        (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs) (3)             options         10% after the      year, (i) 4% of   year
The Riverdale Property is                                                fifth lease        annual gross
located within the southeast                                             year and after     sales minus
corner of the intersection                                               every five         (ii) the
formed by Kenilworth Avenue                                              years              minimum annual
and Patterson Road, in                                                   thereafter         rent for such
Riverdale, Prince George's                                               during the         lease year
County, Maryland, in an area                                             lease term
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Riverdale
Property include a Wendy's, a
McDonald's, and an IHOP.

BOSTON MARKET                     $711,882     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Vacaville Property")        (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs) (3)             options         10% after the      year, (i) 4% of   year
The Vacaville Property is                                                fifth lease        annual gross
located on the southeast                                                 year and after     sales minus
corner of Nut Tree Parkway and                                           every five         (ii) the
Helen Power Drive, in                                                    years              minimum annual
Vacaville, Solana County,                                                thereafter         rent for such
California, in an area of                                                during the         lease year
mixed retail, commercial, and                                            lease term
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Vacaville
Property include an Applebee's
and several local restaurants.

                                      -12-




                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
BOSTON MARKET (11)                $961,255     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Waldorf Property")          (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs) (3)             options         10% after the      year, (i) 4% of   year
The Waldorf Property is                                                  fifth lease        annual gross
located on the northwest                                                 year and after     sales minus
corner of Crain Highway and                                              every five         (ii) the
Plaza Drive, in Waldorf,                                                 years              minimum annual
Charles County, Maryland, in                                             thereafter         rent for such
an area of mixed retail,                                                 during the         lease year
commercial, and residential                                              lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Waldorf Property include a
Shoney's, a Red Lobster, a
McDonald's, a Pizzeria Uno, an
Olive Garden, a Kenny Rogers
Roasters, a Taco Bell, a
Burger King, a Checkers, and
several local restaurants.

EINSTEIN BROS. BAGELS (11)        $601,677     05/06/97  05/2012;        10.38% of Total    for each lease    at any time
(the "Springfield Property")      (excluding             five five-      Cost (4);          year after the    after the
Restaurant to be constructed      development            year renewal    increases by       fifth lease       fifth lease
                                  costs) (3)             options         10% after the      year, (i) 4% of   year
The Springfield Property is                                              fifth lease        annual gross
located at the southeast                                                 year and after     sales minus
quadrant of the intersection                                             every five         (ii) the
formed by Old Keene Mill Road                                            years              minimum annual
and Rolling Road, in                                                     thereafter         rent for such
Springfield, Fairfax County,                                             during the         lease year
Virginia, in an area of mixed                                            lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Springfield
Property include two
McDonald's and several local
restaurants.

                                      -13-




                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
GOLDEN CORRAL (12)                $561,270     05/06/97  05/2012;        10.75% of Total    for each lease    during the
(the "Jacksonville #1             (excluding             four five-      Cost (4)           year, 5% of the   first
Property")                        development            year renewal                       amount by which   through
Restaurant to be constructed      costs) (3)             options                            annual gross      seventh
                                                                                            sales exceed      lease years
The Jacksonville #1 Property                                                                $2,893,405 (5)    and the
is located on the southwest                                                                                   tenth
corner of Merrill Road and                                                                                    through
Jane Street, in Jacksonville,                                                                                 fifteenth
Duval County, Florida, in an                                                                                  lease years
area of mixed retail,                                                                                         only
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Jacksonville #1 Property
include a Burger King, a
Hardee's, a Ryan's Family
Steak House, and several local
restaurants.

GOLDEN CORRAL (12)                $558,820     05/21/97  05/2012;        10.75% of Total    for each lease    during the
(the "Corpus Christi              (excluding             four five-      Cost (4)           year, 5% of the   first
Property")                        closing and            year renewal                       amount by which   through
Restaurant to be constructed      development            options                            annual gross      seventh
                                  costs) (3)                                                sales exceed      lease years
The Corpus Christi Property is                                                              $2,708,230 (5)    and the
located on the southwest                                                                                      tenth
corner of South Padre Island                                                                                  through
Drive and Silverberry Drive,                                                                                  fifteenth
in Corpus Christi, Nueces                                                                                     lease years
County, Texas, in an area of                                                                                  only
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
approximity to the Corpus
Christi Property include a
Dairy Queen, a Popeyes Famous
Fried Chicken, a Church's
Fried Chicken, and several
local restaurants.

                                      -14-



                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
IHOP (13)                         $1,181,818   05/21/97  05/2017;        $119,659;          for each lease    during the
(the "Leesburg Property")                                three five-     increases by       year, (i) 4% of   eleventh
Existing restaurant                                      year renewal    10% after the      annual gross      lease year
                                                         options         fifth lease        sales minus       and at the
The Leesburg Property is                                                 year and after     (ii) the          end of the
located at the northwest                                                 every five         minimum annual    initial
quadrant of the intersection                                             years              rent for such     lease term
of Highway 15 Bypass and                                                 thereafter         lease year
Edwards Ferry Road, in                                                   during the
Leesburg, Loudon County,                                                 lease term
Virginia, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Leesburg
Property include a Ponderosa
Steak House, a Burger King, a
Taco Bell, a McDonald's, an
Applebee's, a Ruby Tuesday,
and a Domino's Pizza.

POPEYES                           $199,354     05/22/97  05/2017; two    11.50% of Total    for each lease    at any time
(the "Starke Property")           (excluding             five year       Cost (4);          year, (i) 6% of   after the
Restaurant to be constructed      development            renewal         increases by       annual gross      seventh
                                  developme              options         10% after the      sales minus       lease year
The Starke Property is located    costs) (3)                             fifth lease        (ii) the
on the east side of U.S.                                                 year and after     minimum annual
Highway 301, just south of                                               every five         rent for such
Alligator Creek, in Starke,                                              years              lease year
Bradford County, Florida, in                                             thereafter
an area of mixed retail,                                                 during the
commercial, and residential                                              lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Starke Property include a
Shoney's, a Taco Bell, a
McDonald's, a Captain D's, a
KFC, a Western Steer, a
Checkers, a Burger King, a
Wendy's, and a local
restaurant.

                                      -15-


                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
JACK IN THE BOX (10)              $839,981     05/30/97  05/2015;        $86,098 (6);       for each lease    at any time
(the "Fresno Property")           (3)(6)                 four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                             year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Fresno Property is located                                           after every        (ii) the
within the northwest corner of                                           five years         minimum annual
the intersection of Golden                                               thereafter         rent for such
State Boulevard and Ashlon                                               during the         lease year (5)
Avenue, in Fresno, Fresno                                                lease term
County, California, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Fresno
Property include a Dairy Queen
and several local restaurants.

JACK IN THE BOX (10)              $955,333     06/05/97  06/2015;        $97,922 (6);       for each lease    at any time
(the "Corinth Property")          (3)(6)                 four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                             year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Corinth Property is                                                  after every        (ii) the
located on the northwest                                                 five years         minimum annual
corner of Interstate Highway                                             thereafter         rent for such
35 and FM 2181, in Corinth,                                              during the         lease year (5)
Denton County, Texas, in an                                              lease term
area of mixed retail,
commercial, and residential
development.

                                      -16-



                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
RUTH'S CHRIS STEAK HOUSE          $2,000,000   06/05/97  08/2011; two    $175,000;          for each lease    None
(the "Tampa Property")            (excluding             five-year       increases by       year, 6% of
Existing restaurant               closing                renewal         $25,000 after      annual gross
                                  costs)                 options         the fifth lease    sales in excess
The Tampa Property is located                                            year and after     of $3,400,000,
at the southwest corner of                                               every five         but less than
Union Street and North West                                              years              $4,000,000,
Shore Boulevard in Tampa,                                                thereafter         plus 8% of
Hillsborough County, Florida,                                            during the         annual gross
in an area of mixed retail,                                              lease term         sales in excess
commercial, and residential                                                                 of $4,000,000
development.  Other fast-food
and family-style restaurants
located in proximity to the
Tampa Property include a Steak
and Ale and a local
restaurant.

GOLDEN CORRAL (12)                $527,801     06/06/97  06/2012;        10.75% of Total    for each lease    during the
(the "Jacksonville #2             (excluding             four five-      Cost (4)           year, 5% of the   first
Property")                        closing and            year renewal                       amount by which   through
Restaurant to be constructed      development            options                            annual gross      seventh
                                  costs) (3)                                                sales exceed      lease years
The Jacksonville #2 Property                                                                $2,920,205 (5)    and the
is located at the northwest                                                                                   tenth
quadrant of the intersection                                                                                  through
of Southside Boulevard and                                                                                    fifteenth
Touchton Road, in                                                                                             lease years
Jacksonville, Duval County,                                                                                   only
Florida, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Jacksonville
#2 Property include a Burger
King.

                                      -17-



                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
CHARLEY'S PLACE  (14)             $1,435,865   06/11/97  06/2017; two    $150,766;          for each lease    None
(the "King of Prussia                                    five-year       increases by       year (i) 4.50%
Property")                                               renewal         10% after the      of annual gross
Existing restaurant                                      options         fifth lease        sales minus
                                                                         year and after     (ii) the
The King of Prussia Property                                             every five         minimum annual
is located on the northwest                                              years              rent for such
corner of the intersection of                                            thereafter         lease year
North Gulph Road and Goddard                                             during the
Boulevard in King of Prussia,                                            lease term
Upper Merion Township,
Montgomery County,
Pennsylvania, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the King of
Prussia Property include a
Bennigan's, a Denny's, a
Chili's, a Pizzeria Uno, a TGI
Friday's, a Houlihan's, a
McDonald's, a Burger King, a
Lone Star Steakhouse & Saloon,
and several local restaurants.

CHARLEY'S PLACE (14)              $1,549,822   06/11/97  06/2017; two    $162,731;          for each lease    None
(the "McLean Property")                                  five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The McLean Property is located                                           year and after     (ii) the
within the intersection of                                               every five         minimum annual
Dolly Madison Boulevard and                                              years              rent for such
Old Dominion Drive, in McLean,                                           thereafter         lease year
Fairfax County, Virginia, in                                             during the
an area of mixed retail,                                                 lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
McLean Property include a Roy
Rogers, a McDonald's, a Pizza
Hut, and several local
restaurants

                                      -18-



                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
DARRYL'S (14)                     $1,458,656   06/11/97  06/2017; two    $153,159;          for each lease    None
(the "Evansville Property")                              five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Evansville Property is                                               year and after     (ii) the
located on the east side of                                              every five         minimum annual
Green River Road, within the                                             years              rent for such
Eastland Place shopping                                                  thereafter         lease year
center, in Evansville,                                                   during the
Vanderburg County, Indiana, in                                           lease term
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Evansville Property include a
Denny's, a Chili's, a
Grandy's, a Chi Chi's, a
Fazoli's, a Lone Star
Steakhouse & Saloon, an Olive
Garden, a Morrison's
Cafeteria, and several local
restaurants.

                                      -19-



                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
DARRYL'S (14)                     $1,203,391   06/11/97  06/2017; two    $126,356;          for each lease    None
(the "Hampton Property")                                 five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Hampton Property is                                                  year and after     (ii) the
located on the east side of                                              every five         minimum annual
Coliseum Drive, north of                                                 years              rent for such
Mercury Boulevard, in Hampton,                                           thereafter         lease year
York County, Virginia, in an                                             during the
area of mixed retail,                                                    lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Hampton Property include a
Boston Market, a Bennigan's, a
Steak and Ale, a Piccadilly
Cafeteria, an Applebee's, a
Burger King, a Pizza Hut, a
KFC, a Chili's, a McDonald's,
a Golden Corral, a Chi Chi's,
a Waffle House, a
Schlotzsky's, a Red Lobster, a
Rally's, an Olive Garden, a
Denny's, and several local
restaurants.

DARRYL'S (14)                     $1,367,490   06/11/97  06/2017; two    $143,586;          for each lease    None
(the "Huntsville Property")                              five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Huntsville Property is                                               year and after     (ii) the
located on the south side of                                             every five         minimum annual
University Drive Northwest,                                              years              rent for such
east of Route 53, in                                                     thereafter         lease year
Huntsville, Madison County,                                              during the
Alabama, in an area of mixed                                             lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Huntsville
Property include a Quincy's, a
Steak and Ale, an Olive
Garden, a McDonald's, a
Wendy's, an Arby's, and
several local restaurants.

                                      -20-



                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
DARRYL'S (14)                     $1,231,653   06/11/97  06/2017; two    $129,324;          for each lease    None
(the "Knoxville Property")                               five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Knoxville Property is                                                year and after     (ii) the
located on the northeast side                                            every five         minimum annual
of Merchants Center Boulevard,                                           years              rent for such
north of Merchants Drive, in                                             thereafter         lease year
Knoxville, Knox County,                                                  during the
Tennessee, in an area of mixed                                           lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Knoxville
Property include a Red
Lobster, a Bob Evans, a
McDonald's, a Burger King, two
Waffle Houses, a Captain D's,
a Subway Sandwich Shop, a
Cracker Barrel, a Denny's, a
Sonic Drive-In, an Applebee's,
a Ryan's Family Steak House,
and several local restaurants.

DARRYL'S (14)                     $1,481,448   06/11/97  06/2017; two    $155,552;          for each lease    None
(the "Louisville Property")                              five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Louisville Property is                                               year and after     (ii) the
located on the west side of                                              every five         minimum annual
Bardstown Road and the                                                   years              rent for such
southeast side of Gardiner                                               thereafter         lease year
Lane, in Louisville, Jefferson                                           during the
County, Kentucky, in an area                                             lease term
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Louisville
Property include a Boston
Market and a Steak N Shake.

                                      -21-



                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
DARRYL'S (14)                     $1,426,748   06/11/97  06/2017; two    $149,809;          for each lease    None
(the "Mobile Property")                                  five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Mobile Property is located                                           year and after     (ii) the
on the south side of South                                               every five         minimum annual
Beltline Highway, west of                                                years              rent for such
Airport Boulevard, in Mobile,                                            thereafter         lease year
Mobile County, Alabama, in an                                            during the
area of mixed retail,                                                    lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Mobile Property include a
Denny's, a Chili's, an Olive
Garden, an Outback Steakhouse,
and several local restaurants.

DARRYL'S (14)                     $1,230,741   06/11/97  06/2017; two    $129,228;          for each lease    None
(the "Montgomery Property")                              five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Montgomery Property is                                               year and after     (ii) the
located on the east side of                                              every five         minimum annual
Eastern Boulevard, north of                                              years              rent for such
Vaughn Road, in Montgomery,                                              thereafter         lease year
Montgomery County, Alabama, in                                           during the
an area of mixed retail,                                                 lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Montgomery Property include an
Olive Garden, a Kenny Rogers
Roasters, a Wendy's, and
several local restaurants.

                                      -22-



                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
DARRYL'S (14)                     $1,185,158   06/11/97  06/2017; two    $124,442;          for each lease    None
(the "Nashville Property")                               five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Nashville Property is                                                year and after     (ii) the
located on the west side of                                              every five         minimum annual
Sidco Drive, in Nashville,                                               years              rent for such
Davidson County, Tennessee, in                                           thereafter         lease year
an area of mixed retail,                                                 during the
commercial, and residential                                              lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Nashville Property include a
Cracker Barrel, a Waffle
House, and several local
restaurants.

DARRYL'S (14)                     $2,142,401   06/11/97  06/2017; two    $224,952;          for each lease    None
(the "Orlando Property")                                 five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Orlando Property is                                                  year and after     (ii) the
located at the southwest                                                 every five         minimum annual
quadrant of the intersection                                             years              rent for such
of International Drive and                                               thereafter         lease year
Jamaican Court, in Orlando,                                              during the
Orange County, Florida, in an                                            lease term
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Orlando Property include a
Pizzeria Uno, a Golden Corral,
a McDonald's, a Perkins, a
Denny's, and several local
restaurants.

                                      -23-



                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
DARRYL'S (14)                     $1,057,526   06/11/97  06/2017; two    $111,040;          for each lease    None
(the "Pensacola Property")                               five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Pensacola Property is                                                year and after     (ii) the
located on the north side of                                             every five         minimum annual
Plantation Road, west of Davis                                           years              rent for such
Highway, in Pensacola,                                                   thereafter         lease year
Escambia County, Florida, in                                             during the
an area of mixed retail,                                                 lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Pensacola Property include a
Bennigan's, a Denny's, a
Shoney's, a Steak and Ale, a
Perkins, and a local
restaurant.

DARRYL'S (14)                     $1,276,324   06/11/97  06/2017; two    $134,014;          for each lease    None
(the "Raleigh #1 Property")                              five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Raleigh #1 Property is                                               year and after     (ii) the
located on the west side of                                              every five         minimum annual
Old Wake Forest Road and the                                             years              rent for such
north side of Ollie Street, in                                           thereafter         lease year
Raleigh, Wake County, North                                              during the
Carolina, in an area of mixed                                            lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Raleigh #1
Property include a Pizza Hut,
a Boston Market, a Cooker Bar
& Grille, a Red Lobster, a
Lone Star Steakhouse & Saloon,
a TGI Friday's, and a local
restaurant.

                                      -24-



                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
DARRYL'S (14)                     $1,754,946   06/11/97  06/2017; two    $184,269;          for each lease    None
(the "Raleigh #2 Property")                              five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Raleigh #2 Property is                                               year and after     (ii) the
located on the north side of                                             every five         minimum annual
Glenwood Avenue and the west                                             years              rent for such
side of Deblyn Avenue, in                                                thereafter         lease year
Raleigh, Wake County, North                                              during the
Carolina, in an area of mixed                                            lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Raleigh #2
Property include a Miami Subs,
a Boston Market, a Golden
Corral, a Chili's, a Taco
Bell, and several local
restaurants.

DARRYL'S (14)                     $1,321,907   06/11/97  06/2017; two    $138,800;          for each lease    None
(the "Richmond #1 Property")                             five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Richmond #1 Property is                                              year and after     (ii) the
located on the north side of                                             every five         minimum annual
Midlothian Turnpike, east of                                             years              rent for such
Fairwood Drive and west                                                  thereafter         lease year
Providence Road, in Richmond,                                            during the
Chesterfield County, Virginia,                                           lease term
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Richmond #1 Property include a
Fuddrucker's, a Morrison's
Cafeteria, a Golden Corral, a
Bob Evans, a Chili's, a
Friendly's, a Steak and Ale, a
Red Lobster, and several local
restaurants.

                                      -25-



                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
DARRYL'S (14)                     $911,660     06/11/97  06/2017; two    $95,724;           for each lease    None
(the "Richmond #2 Property")                             five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Richmond #2 Property is                                              year and after     (ii) the
located on the southwest                                                 every five         minimum annual
quadrant of Starling Drive and                                           years              rent for such
Quioccasin Road, in Richmond,                                            thereafter         lease year
Henrico County, Virginia, in                                             during the
an area of mixed retail,                                                 lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Richmond #2 Property include
an Arby's, a Boston Market, an
Applebee's, a Hardee's, a
McDonald's, a Subway Sandwich
Shop, a KFC, a Pizza Hut, and
several local restaurants.

DARRYL'S (14)                     $1,185,158   06/11/97  06/2017; two    $124,442;          for each lease    None
(the "Winston-Salem Property")                           five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Winston-Salem Property is                                            year and after     (ii) the
located on the north side of                                             every five         minimum annual
Brownsboro Road and the east                                             years              rent for such
side of University Parkway, in                                           thereafter         lease year
Winston-Salem, Forsyth County,                                           during the
North Carolina, in an area of                                            lease term
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Winston-Salem
Property include a Golden
Corral, a Bennigan's, an IHOP,
and several local restaurants.

                                      -26-



                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
HOULIHAN'S (14)                   $1,367,490   06/11/97  06/2017; two    $143,586;          for each lease    None
(the "Bethel Park Property")                             five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Bethel Park Property is                                              year and after     (ii) the
located at the northeast                                                 every five         minimum annual
corner of the intersection of                                            years              rent for such
Washington Road and Fort Couch                                           thereafter         lease year
Road, in Bethel Park,                                                    during the
Allegheny County,                                                        lease term
Pennsylvania, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Bethel Park
Property include a TGI
Friday's, an Olive Garden, a
Burger King, an Einstein Bros.
Bagels, and a Boston Market.

HOULIHAN'S (14)                   $1,390,282   06/11/97  06/2017; two    $145,980;          for each lease    None
(the "Langhorne Property")                               five-year       increases by       year (i) 4.50%
Existing restaurant                                      renewal         10% after the      of annual gross
                                                         options         fifth lease        sales minus
The Langhorne Property is                                                year and after     (ii) the
located on the north side of                                             every five         minimum annual
Old Lincoln Highway, in                                                  years              rent for such
Langhorne, Middletown                                                    thereafter         lease year
Township, Burks County,                                                  during the
Pennsylvania, in an area of                                              lease term
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Langhorne
Property include a Red
Lobster, an Olive Garden, a
Burger King, a Boston Market,
a Pizzeria Uno, a Taco Bell, a
Chi Chi's, a Macaroni Grill,
and several local restaurants.

                                      -27-



                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
HOULIHAN'S (14)                   $1,982,861   06/11/97  06/2017; two    $208,200;          for each lease    None
(the "Plymouth Meeting                                   five-year       increases by       year (i) 4.50%
Property")                                               renewal         10% after the      of annual gross
Existing restaurant                                      options         fifth lease        sales minus
                                                                         year and after     (ii) the
The Plymouth Meeting Property                                            every five         minimum annual
is located at the northwest                                              years              rent for such
quadrant of the intersection                                             thereafter         lease year
of West Germantown Pike and                                              during the
Hickory Road, in Plymouth                                                lease term
Meeting, Montgomery County,
Pennsylvania, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Plymouth
Meeting Property include a
Friendly's, and several local
restaurants.

GOLDEN CORRAL (12)                $355,340     06/17/97  06/2012;        10.75% of Total    for each lease    during the
(the "Enid Property")             (excluding             four five-      Cost (4)           year, 5% of the   first
Restaurant to be constructed      development            year renewal                       amount by which   through
                                  costs) (3)             options                            annual gross      seventh
The Enid Property is located                                                                sales exceed      lease years
on the southeast corner of                                                                  $2,034,928 (5)    and the
West Garriott Road and West                                                                                   tenth
Brow Road, in Enid, Garfield                                                                                  through
County, Oklahoma, in an area                                                                                  fifteenth
of mixed retail, commercial,                                                                                  lease years
and residential development.                                                                                  only
Other fast-food and family-
style restaurants located in
proximity to the Enid Property
include an Applebee's, a Red
Lobster, a Grandy's, and
several local restaurants.

                                      -28-



                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
IHOP (13)                         $1,709,091   06/18/97  06/2017;        $173,045;          for each lease    during the
(the "Fairfax Property")                                 three five-     increases by       year, (i) 4% of   eleventh
Existing restaurant                                      year renewal    10% after the      annual gross      lease year
                                                         options         fifth lease        sales minus       and at the
The Fairfax Property is                                                  year and after     (ii) the          end of the
located at the southeast                                                 every five         minimum annual    initial
corner of the intersection of                                            years              rent for such     lease term
Lee Highway and Blake Lane, in                                           thereafter         lease year
Fairfax, Fairfax County,                                                 during the
Virginia, in an area of mixed                                            lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Fairfax
Property include a McDonald's,
a Ruby Tuesday, a Subway
Sandwich Shop, and several
local restaurants.

GOLDEN CORRAL (12)                $397,339     06/19/97  06/2012;        10.75% of Total    for each lease    during the
(the "Liberty #2 Property")       (excluding             four five-      Cost (4)           year, 5% of the   first
Restaurant to be constructed      development            year renewal                       amount by which   through
                                  costs) (3)             options                            annual gross      seventh
The Liberty #2 Property is                                                                  sales exceed      lease years
located within the southwest                                                                $2,349,786 (5)    and the
quadrant of North Church Road                                                                                 tenth
and State Route 152, in                                                                                       through
Liberty, Clay County,                                                                                         fifteenth
Missouri, in an area of mixed                                                                                 lease years
retail, commercial, and                                                                                       only
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Liberty #2
Property include an
Applebee's, a Cracker Barrel,
a McDonald's, and a local
restaurant.

                                      -29-



                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
BOSTON MARKET (11)                $1,035,153   07/02/97  07/2012;        $107,449;          for each lease    at any time
(the "Southlake Property")                               five five-      increases by       year after the    after the
Existing restaurant                                      year renewal    10% after the      fifth lease       fifth lease
                                                         options         fifth lease        year; (i) 4% of   year
The Southlake Property is                                                year and after     annual gross
located on the east side of                                              every five         sales minus
Davis Boulevard, just south of                                           years              (ii) the
Southlake Boulevard, in                                                  thereafter         minimum annual
Southlake, Tarrant County,                                               during the         rent for such
Texas, in an area of mixed                                               lease term         lease year
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Southlake
Property include a Taco Bell,
a McDonald's, a Wendy's, and a
Schlotzsky's Deli.

BOSTON MARKET (11)                $1,077,979   07/02/97  07/2012;        $111,894;          for each lease    at any time
(the "Stafford Property")                                five five-      increases by       year after the    after the
Existing restaurant                                      year renewal    10% after the      fifth lease       fifth lease
                                                         options         fifth lease        year, (i) 4% of   year
The Stafford Property is                                                 year and after     annual gross
located at the southwest                                                 every five         sales minus
quadrant of the intersection                                             years              (ii) the
of Southwest Freeway and                                                 thereafter         minimum annual
Airport Boulevard, in                                                    during the         rent for such
Stafford, Fort Bend County,                                              lease term         lease year
Texas, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Stafford
Property include a Captain
D's, a Jack in the Box, a Taco
Bell, a Macaroni Grill, a
Chuck E. Cheese, and several
local restaurants.

                                      -30-



                                                           Lease
                                                          Expira-
                                                          tion and
Property Location                 Purchase      Date      Renewal          Minimum                               Option
and Competition                   Price (1)    Acquired   Options       Annual Rent (2)    Percentage Rent    To Purchase
-----------------                 ---------    --------   -------       ---------------    ---------------    -----------
JACK IN THE BOX (10)              $1,008,970   07/02/97  07/2015;        $103,419 (6);      for each lease    at any time
(the "Channelview Property")        (3)(6)               four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                             year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Channelview Property is                                              after every        (ii) the
located on the northeast                                                 five years         minimum annual
corner of Interstate Highway                                             thereafter         rent for such
10 and Magnolia Avenue, in                                               during the         lease year (5)
Channelview, Harris County,                                              lease term
Texas, in an area of mixed
retail, commercial, and
residential development.

JACK IN THE BOX (10)              $936,119     07/02/97  07/2015;        $95,952 (6);       for each lease    at any time
(the "Garland Property")          (3)(6)                 four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                             year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Garland Property is                                                  after every        (ii) the
located on the northeast                                                 five years         minimum annual
quadrant of the intersection                                             thereafter         rent for such
of Interstate 30 and Roan                                                during the         lease year (5)
Road, in Garland, Dallas                                                 lease term
County, Texas, in an area of
mixed retail, commercial, and
residential development.

KFC                               $794,700     07/02/97  05/2022;        $89,960;           None              None
(the "Putnam Property")                                  four five-      increases by
Existing restaurant                                      year renewal    10% after the
                                                         options         fifth lease
The Putnam Property is located                                           year and after
on the east side of the                                                  every five
entrance drive to the Putnam                                             years
Parkade shopping center, in                                              thereafter
Putnam, Windham County,                                                  during the
Connecticut, in an area of                                               lease term
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Putnam
Property include a McDonald's,
a Wendy's, a Dunkin Donuts,
and a Subway Sandwich Shop.

                                      -31-



FOOTNOTES:
-------------------------
(1)  The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction
     Properties, once the buildings are constructed, is set forth below:



         Property                                        Federal Tax Basis
         --------                                        -----------------

         Arvada Property                                     $  667,000
         Liberty #1 Property                                    357,000
         Dearborn Property                                      266,000
         Enumclaw Property                                      764,000
         Guadalupe Property                                     905,000
         Scottsdale Property                                    810,000
         Bacliff Property                                       691,000
         Indianapolis Property                                  883,000
         San Antonio Property                                   336,000
         Baltimore Property                                     471,000
         Gambrills Property                                     471,000
         Jessup Property                                        435,000
         Lansing Property                                       651,000
         Riverdale Property                                     474,000
         Vacaville Property                                     805,000
         Waldorf Property                                       455,000
         Springfield Property                                    34,000
         Jacksonville #1 Property                             1,105,000
         Corpus Christi Property                                984,000
         Leesburg Property                                      579,000
         Starke Property                                        405,000
         Fresno Property                                        601,000
         Corinth Property                                       615,000
         Tampa Property                                       1,056,000
         Jacksonville #2 Property                             1,124,000
         King of Prussia Property                               547,000
         McLean Property                                        687,000


         Property                                        Federal Tax Basis
         --------                                        -----------------

         Evansville Property                                 $  971,000
         Hampton Property                                       536,000
         Huntsville Property                                    661,000
         Knoxville Property                                     706,000
         Louisville Property                                    912,000
         Mobile Property                                      1,005,000
         Montgomery Property                                    949,000
         Nashville Property                                     734,000
         Orlando Property                                       770,000
         Pensacola Property                                     723,000
         Raleigh #1 Property                                    503,000
         Raleigh #2 Property                                    717,000
         Richmond #1 Property                                   773,000
         Richmond #2 Property                                   648,000
         Winston-Salem Property                                 810,000
         Bethel Park Property                                   593,000
         Langhorne Property                                     646,000
         Plymouth Meeting Property                              905,000
         Enid Property                                          776,000
         Fairfax Property                                       703,000
         Liberty #2 Property                                    925,000
         Southlake Property                                     620,000
         Stafford Property                                      679,000
         Channelview Property                                   708,000
         Garland Property                                       608,000
         Putnam Property                                        534,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Liberty #1, Dearborn, San Antonio, Indianapolis, Baltimore, Gambrills, Jessup, Lansing, Riverdale, Vacaville, Waldorf and Springfield Properties, minimum annual rent will become due and payable on the date the tenant receives from the landlord its final funding of the construction costs. For the Arvada, Indianapolis, Lansing and Vacaville Properties, minimum annual rent for the remainder of 1997 and 1998 shall be prepaid on the date the tenant receives from the landlord its final funding of the construction costs. For the Guadalupe Property, minimum annual rent will become due and payable on the earlier of (i) 210 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Jacksonville #1, Corpus Christi, Jacksonville #2, Enid and Liberty #2 Properties, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, or (iii) the date the restaurant opens for business to the public. For the Starke Property, minimum annual rent will become due and payable on the earlier of (i) 120 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or
     (iv) the date the tenant receives from the landlord its final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Arvada, Liberty #1, Dearborn, San Antonio, Indianapolis, Baltimore, Gambrills, Jessup, Lansing, Riverdale, Vacaville, Waldorf, Springfield, Jacksonville #1, Corpus Christi, Jacksonville #2, Enid and Liberty #2 Properties, as described above, interim rent equal to a specified rate per annum (ranging from 10% to 10.38%) of the amount funded by the Company in connection with the purchase and construction of the Properties shall accrue and be payable in a single lump sum at the time of final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Guadalupe and Starke Properties, as described above, the tenant shall pay monthly "interim rent" equal to a specified rate per annum (ranging from 11% to 11.50%) of the amount funded by the Company in connection with the purchase and construction of the Properties.

(3) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land , development costs, and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:



         Property                             Estimated Maximum Cost       Estimated Final Completion Date
         --------                             ----------------------       -------------------------------
         Arvada Property                            $1,152,262                      October 13, 1997
         Liberty #1 Property                           764,164                      October 13, 1997
         Dearborn Property                             667,305                      October 13, 1997
         Enumclaw Property                             843,431                      October 13, 1997
         Guadalupe Property                          1,452,517                      November 12, 1997
         Scottsdale Property                           769,863                      September 14, 1997
         Bacliff Property                            1,049,420                      October 26, 1997
         Indianapolis Property                       1,663,194                      October 26, 1997
         San Antonio Property                          757,069                      October 27, 1997
         Baltimore Property                          1,378,051                      November 2, 1997
         Gambrills Property                          1,264,241                      November 2, 1997
         Jessup Property                             1,285,243                      November 2, 1997
         Lansing Property                            1,033,941                      November 2, 1997
         Riverdale Property                          1,041,107                      November 2, 1997
         Vacaville Property                          1,437,474                      November 2, 1997
         Waldorf Property                            1,357,356                      November 2, 1997
         Springfield Property                          633,101                      November 2, 1997
         Jacksonville #1 Property                    1,681,435                      November 2, 1997
         Corpus Christi Property                     1,577,372                      November 17, 1997
         Starke Property                               599,800                      September 19, 1997
         Fresno Property                               839,981                      November 26, 1997
         Corinth Property                              955,333                      December 2, 1997



         Property                              Estimated Maximum Cost      Estimated Final Completion Date
         --------                              ----------------------      -------------------------------
         Jacksonville #2 Property                   $1,696,394                      December 3, 1997
         Enid Property                               1,202,286                      December 14, 1997
         Liberty #2 Property                         1,378,020                      December 16, 1997
         Channelview Property                        1,008,970                      December 29, 1997
         Garland Property                              936,119                      December 29, 1997

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) The Company owns the building only for this Property. The Company does not own the underlying land; although, the Company entered into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(8)  The lease relating to this Property is a land lease only.

(9) The Company entered into a Master Lease Agreement for the Dover Property and eight Pizza Hut Properties previously acquired. The amounts presented in the table above represent additional amounts due under the Master Lease Agreement, as described in the section of the Prospectus entitled "Business
     - Property Acquisitions," as a result of the acquisition of the Dover Property.

(10) The lessee of the Enumclaw, Bacliff, Fresno, Corinth, Channelview and Garland Properties is the same unaffiliated lessee or group of unaffiliated lessees.

(11) The lessee of the Dearborn, Indianapolis, Baltimore, Gambrills, Jessup, Riverdale, Waldorf, Springfield, Southlake and Stafford Properties is the same unaffiliated lessee.

(12) The lessee of the Jacksonville #1, Corpus Christi, Jacksonville #2, Enid and Liberty #2 Properties is the same unaffiliated lessee.

(13) The lessee of the Leesburg and Fairfax Properties is the same unaffiliated lessee.

(14) The lessee of the King of Prussia, McLean, Evansville, Hampton, Huntsville, Knoxville, Louisville, Mobile, Montgomery, Nashville, Orlando, Pensacola, Raleigh #1, Raleigh #2, Richmond #1, Richmond #2, Winston-Salem, Bethel Park, Langhorne and Plymouth Meeting Properties is the same unaffiliated lessee.

BORROWING AND SECURED EQUIPMENT LEASES

         Between April 3, 1997 and July 2, 1997, the Company obtained three advances totalling $680,864 under its $15,000,000 Loan. Two advances were used to acquire Equipment for two restaurant properties in El Cajon and Suisun City, California, and the other advance was the final advance relating to the acquisition of Equipment for the restaurant property in Indian Harbour Beach, Florida.

PENDING INVESTMENTS

         As of July 2, 1997, the Company had initial commitments to acquire 23 properties, including 22 properties consisting of land and building and one property consisting of building only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 23 of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -Description of Property Leases."

         In connection with the On The Border property in San Antonio, Texas, the Company anticipates owning only the building and not the underlying land. However, the Company anticipates entering into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

         Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.



                         Lease Term and
Property                 Renewal Options     Minimum Annual Rent            Percentage Rent               Option to Purchase
--------                 ---------------     -------------------            ---------------               ------------------
Arby's                   20 years; two       10.25% of the Company's        for each lease year, (i) 4%   during the
Greensboro, NC           five-year renewal   total cost to purchase the     of annual gross sales minus   seventh and
Existing restaurant      options             property; increases by         (ii) the minimum annual       tenth lease
                                             4.14% after the third lease    rent for such lease year      years only
                                             year and after every three
                                             years thereafter during the
                                             lease term

Arby's                   20 years; two       10.25% of the Company's        for each lease year, (i) 4%   during the
Greenville, NC           five-year renewal   total cost to purchase the     of annual gross sales minus   seventh and
Existing restaurant      options             property; increases by         (ii) the minimum annual       tenth lease
                                             4.14% after the third lease    rent for such lease year      years only
                                             year and after every three
                                             years thereafter during the
                                             lease term

Arby's                   20 years; two       10.25% of the Company's        for each lease year, (i) 4%   during the
Jonesville, NC           five-year renewal   total cost to purchase the     of annual gross sales minus   seventh and
Existing restaurant      options             property; increases by         (ii) the minimum annual       tenth lease
                                             4.14% after the third lease    rent for such lease year      years only
                                             year and after every three
                                             years thereafter during the
                                             lease term

Arby's                   20 years; two       10.25% of the Company's        for each lease year, (i) 4%   during the
Kernersville, NC         five-year renewal   total cost to purchase the     of annual gross sales minus   seventh and
Existing restaurant      options             property; increases by         (ii) the minimum annual       tenth lease
                                             4.14% after the third lease    rent for such lease year      years only
                                             year and after every three
                                             years thereafter during the
                                             lease term

Arby's                   20 years; two       10.25% of the Company's        for each lease year, (i) 4%   during the
Kinston, NC              five-year renewal   total cost to purchase the     of annual gross sales minus   seventh and
Existing restaurant      options             property; increases by         (ii) the minimum annual       tenth lease
                                             4.14% after the third lease    rent for such lease year      years only
                                             year and after every three
                                             years thereafter during the
                                             lease term

Arby's                   20 years; two       10.25% of the Company's        for each lease year, (i) 4%   during the
Lexington, NC            five-year renewal   total cost to purchase the     of annual gross sales minus   seventh and
Existing restaurant      options             property; increases by         (ii) the minimum annual       tenth lease
                                             4.14% after the third lease    rent for such lease year      years only
                                             year and after every three
                                             years thereafter during the
                                             lease term

                                      -36-



                         Lease Term and
Property                 Renewal Options     Minimum Annual Rent            Percentage Rent               Option to Purchase
--------                 ---------------     -------------------            ---------------               ------------------
Boston Market            15 years; five      10.38% of the Company's        for each lease year after     at any time
Newport News, VA         five-year renewal   total cost to purchase the     the fifth lease year, (i)     after the
Existing restaurant      options             property; increases by 10%     4% of annual gross sales      fifth lease
                                             after the fifth lease year     minus (ii) the minimum        year
                                             and after every five years     annual rent for such lease
                                             thereafter during the lease    year
                                             term

Boston Market            15 years; five      10.38% of the Company's        for each lease year after     at any time
Visalia, CA              five-year renewal   total cost to purchase the     the fifth lease year, (i)     after the
Existing restaurant      options             property; increases by 10%     4% of annual gross sales      fifth lease
                                             after the fifth lease year     minus (ii) the minimum        year
                                             and after every five years     annual rent for such lease
                                             thereafter during the lease    year
                                             term

Golden Corral            15 years; four      10.75% of Total Cost (1)       for each lease year, 5% of    during the
Olathe, KS               five-year renewal                                  the amount by which annual    first through
Restaurant to be         options                                            gross sales exceed a to be    seventh lease
constructed                                                                 determined breakpoint         years and the
                                                                                                          tenth through
                                                                                                          fifteenth
                                                                                                          lease years
                                                                                                          only

IHOP                     20 years; three     10.125% of the Company's       for each lease year, (i) 4%   during the
Houston, TX              five-year renewal   total cost to purchase the     of annual gross sales minus   eleventh lease
Existing restaurant      options             property; increases by 10%     (ii) the minimum annual       year and at
                                             after the fifth lease year     rent for such lease year      the end of the
                                             and after every five years                                   initial lease
                                             thereafter during the lease                                  term
                                             term

IHOP                     20 years; three     10.125% of the Company's       for each lease year, (i) 4%   during the
Stockbridge, GA          five-year renewal   total cost to purchase the     of annual gross sales minus   eleventh lease
Existing restaurant      options             property; increases by 10%     (ii) the minimum annual       year and at
                                             after the fifth lease year     rent for such lease year      the end of the
                                             and after every five years                                   initial lease
                                             thereafter during the lease                                  term
                                             term

Jack in the Box          18 years; four      10.25% of Total Cost (1);      for each lease year, (i) 5%   at any time
Florissant, MO           five-year renewal   increases by 8% after the      of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
constructed                                  every five years thereafter    rent for such lease year      year (2)
                                             during the lease term

Jack in the Box          18 years; four      10.25% of Total Cost (1);      for each lease year, (i) 5%   at any time
Los Angeles, CA          five-year renewal   increases by 8% after the      of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
constructed                                  every five years thereafter    rent for such lease year      year (2)
                                             during the lease term

                                      -37-





                         Lease Term and
Property                 Renewal Options     Minimum Annual Rent            Percentage Rent               Option to Purchase
--------                 ---------------     -------------------            ---------------               ------------------
Jack in the Box          18 years; four      10.25% of Total Cost (1);      for each lease year, (i) 5%   at any time
West Sacramento, CA      five-year renewal   increases by 8% after the      of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
constructed                                  every five years thereafter    rent for such lease year      year (2)
                                             during the lease term

Jack in the Box          18 years; four      10.25% of Total Cost (1);      for each lease year, (i) 5%   at any time
Woodland, CA             five-year renewal   increases by 8% after the      of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
constructed                                  every five years thereafter    rent for such lease year      year (2)
                                             during the lease term

On The Border (3)        (4); three five-    13.64% of Total Cost (1);      for each lease year, (i) 4%   at any time
San Antonio, TX          year renewal        (5)                            of annual gross sales minus   after the
Restaurant to be         options                                            (ii) the minimum annual       tenth lease
constructed                                                                 rent for such lease year      year

Shoney's                 20 years; two       11% of Total Cost (1);         for each lease year, (i) 6%   at any time
Las Vegas, NV            five-year renewal   increases by 10% after the     of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
constructed                                  every five years thereafter    rent for such lease year      year
                                             during the lease term

Tumbleweed Southwest     20 years; two       11% of Total Cost (1);         for each lease year, (i) 5%   at any time
Mesquite                 five-year renewal   increases by 10% after the     of annual gross sales minus   after the
Grill & Bar              options             fifth lease year and after     (ii) the minimum annual       seventh lease
Cookeville, TN                               every five years thereafter    rent for such lease year      year
Restaurant to be                             during the lease term
renovated

Tumbleweed Southwest     20 years; two       11% of Total Cost (1);         for each lease year, (i) 5%   at any time
Mesquite                 five-year renewal   increases by 10% after the     of annual gross sales minus   after the
Grill & Bar              options             fifth lease year and after     (ii) the minimum annual       seventh lease
Hendersonville, TN                           every five years thereafter    rent for such lease year      year
Restaurant to be                             during the lease term
renovated

Tumbleweed Southwest     20 years; two       11% of Total Cost (1);         for each lease year, (i) 5%   at any time
Mesquite                 five-year renewal   increases by 10% after the     of annual gross sales minus   after the
Grill & Bar              options             fifth lease year and after     (ii) the minimum annual       seventh lease
Lawrence, KS                                 every five years thereafter    rent for such lease year      year
Restaurant to be                             during the lease term
renovated


                                      -38-




                         Lease Term and
Property                 Renewal Options     Minimum Annual Rent            Percentage Rent               Option to Purchase
--------                 ---------------     -------------------            ---------------               ------------------
Tumbleweed Southwest     20 years; two       11% of Total Cost (1);         for each lease year, (i) 5%   at any time
Mesquite                 five-year renewal   increases by 10% after the     of annual gross sales minus   after the
Grill & Bar              options             fifth lease year and after     (ii) the minimum annual       seventh lease
Murfreesboro, TN                             every five years thereafter    rent for such lease year      year
Restaurant to be                             during the lease term
renovated

Tumbleweed Southwest     20 years; two       11% of Total Cost (1);         for each lease year, (i) 5%   at any time
Mesquite                 five-year renewal   increases by 10% after the     of annual gross sales minus   after the
Grill & Bar              options             fifth lease year and after     (ii) the minimum annual       seventh lease
Nashville, TN                                every five years thereafter    rent for such lease year      year
Restaurant to be                             during the lease term
renovated

TGI Friday's             20 years; four      10.75% of Total Cost (1);      for each lease year, (i) 6%   at any time
Superstition Springs,    five-year renewal   increases by 10% after the     of annual gross sales minus   after the
AZ                       options             fifth lease year and after     (ii) the minimum annual       seventh lease
Restaurant to be                             every five years thereafter    rent for such lease year      year
constructed                                  during the lease term

                                      -39-

-------------------------------
FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.

(3) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

(4) The lease term shall expire upon the earlier of (i) the date 15 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

(5) Base rent shall increase after every five years during the lease term by the lesser of (i) 10% of the minimum base rent during the preceding year or
     (ii) 150% of the percentage change in the Consumer Price Index.

SALE OF PROPERTIES AND SECURED EQUIPMENT LEASES

         In May 1997, the Company sold its Properties in Orange and Hamden, Connecticut, and Marlboro and Hazlet, New Jersey, to the tenant for a total of $5,266,327. The Company intends to reinvest the net sales proceeds from the sale of Properties in additional Properties.

         In February 1997 and April 1997, the Company sold the Equipment relating to two Secured Equipment Leases for the Properties in Spring Hill, Florida, and High Ridge, Missouri, respectively, to the tenant and used the proceeds therefrom to repay amounts previously advanced under its Loan. In addition, in May 1997, the Company sold the Equipment relating to two Secured Equipment Leases for the Properties in Marlboro and Hazlet, New Jersey, to the tenant and used the proceeds therefrom to repay amounts previously advanced under its Loan.

                            SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Exhibit B to this Prospectus.

                                                                                                   May 2,
                                                                                                 1994 (Date
                                                                                                of Inception)
                                            Quarter Ended              Year Ended                 through
                                            March 31, 1997             December 31,             December 31,
                                               (Unaudited)         1996            1995             1994
                                            ----------------   ------------    ------------    ------------
Revenues                                        $ 2,939,558     $6,206,684      $   659,131     $        -
Net earnings                                      2,251,842      4,745,962          368,779              -
Cash distributions declared (1)                   2,693,357      5,436,072          638,618              -
Funds from operations (2)                         2,489,181      5,257,040          469,097              -
Earnings per Share                                     0.14           0.59             0.19              -
Cash distributions declared per Share                  0.18           0.71             0.31              -
Weighted average number of Shares
   outstanding (3)                               15,630,532      8,071,670        1,898,350              -

                                                March 31,
                                                  1997        December 31,     December 31,     December 31,
                                               (Unaudited)       1996              1995             1994
                                               ------------   -----------      ------------     ------------
Total assets                                   $167,722,361   $134,825,048     $ 33,603,084      $ 929,585
Total equity                                    155,890,787    122,867,427       31,980,648        200,000

(1) Approximately 25 percent, 13 percent and 42 percent of cash distributions ($0.05, $0.06 and $0.14 per Share) for the quarter ended March 31, 1997, and the years ended December 31, 1996 and 1995, respectively, represents a return of capital in accordance with generally accepted accounting principles ( "GAAP "). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis. The Company has not treated such amount as a return of capital for purposes of calculating the stockholders' Invested Capital and the Stockholders' 8% Return, as described in the Prospectus.

(2) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of NAREIT and as used herein, means net earnings determined in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Exhibit B - Financial Information.

(3) The weighted average number of Shares outstanding is based upon the period the Company was operational.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION OF THE COMPANY

INTRODUCTION

         The Company is a Maryland corporation that was organized on May 2, 1994, to acquire Properties, directly or indirectly through Joint Venture or co-tenancy arrangements, to be leased on a long-term, "triple-net" basis to operators of certain national and regional fast-food, family-style and casual dining Restaurant Chains. In addition, the Company may provide financing generally for the purchase of buildings by borrowers that lease the underlying land from the Company. To a lesser extent, the Company may offer Secured Equipment Leases to operators of Restaurant Chains.

LIQUIDITY AND CAPITAL RESOURCES

         In April 1995, the Company commenced an offering of its shares of common stock (the "Initial Offering"). During the period January 1, 1997 through February 6, 1997, the Company received subscription proceeds of $11,344,616 (1,134,462 shares) from its Initial Offering, thereby completing such offering. As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) pursuant to the reinvestment plan. Following the completion of its Initial Offering on February 6, 1997, the Company commenced this offering of up to 27,500,000 Shares of Common Stock. As of March 31, 1997, the Company had received subscription proceeds of $26,423,820 (2,642,382 Shares) from this offering, including $269,388 (26,939 shares) pursuant to the Reinvestment Plan. As a result of these transactions, net proceeds to the Company from its offering of Shares, after deduction of Offering Expenses, totalled $33,464,875 for the quarter ended March 31, 1997.

         During the quarter ended March 31, 1997, approximately $27,000,000 was used to invest, or committed for investment, in 29 Properties (17 on which a restaurant was being constructed), in providing mortgage financing of $4,200,000 and to pay Acquisition Fees to the Advisor totalling $1,699,580 and certain Acquisition Expenses. The Company acquired two of the 29 Properties from Affiliates for purchase prices totalling approximately $1,773,300. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property was acquired at a cost no greater than the lesser of the cost of the Property to the Affiliate (including carrying costs) or the Property's appraised value.

         In connection with the 17 Properties under construction at March 31, 1997, the Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings the tenants have agreed to lease. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay is approximately $19,027,300, of which approximately $15,888,300 in land and other costs had been incurred as of March 31, 1997. The buildings under construction as of March 31, 1997, are expected to be operational by September 1997. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement.

         During the quarter ended March 31, 1997, the Company also received advances totalling $2,207,299 under its Loan. Such amounts were used to fund Secured Equipment Leases. The Company expects to obtain additional advances under the Loan to fund the remaining amounts due for two Secured Equipment Leases and any Secured Equipment Leases entered into in the future.

         During the period April 1, 1997 through July 2, 1997, the Company acquired 60 additional Properties (30 on which restaurants are being constructed and two on which restaurants are being renovated) for cash at a total cost of approximately $60,297,000, excluding development and closing costs. The development costs (including the purchase of the land and closing costs) to be paid by the Company relating to the 30 Properties under construction and the two Properties to be renovated are estimated to be approximately $35,858,000. The buildings under construction are expected to be operational by December 1997.

         The Company presently is negotiating to acquire additional Properties, but as of July 2, 1997, had not acquired any such Properties.

         As of July 2, 1997, the Company had received aggregate subscription proceeds of $225,442,793 (22,544,279 shares) from its Initial Offering and this offering, including $1,235,058 (123,506 shares) through the Reinvestment Plan. As of July 2, 1997, the Company had invested or committed for investment approximately $191,667,000 of aggregate net proceeds from the Initial Offering and this offering in 179 Properties, in providing mortgage financing to the tenants of 44 Properties consisting of land only to purchase the buildings on these Properties and the buildings on three additional properties through Mortgage Loans and in paying Acquisition Fees and certain Acquisition Expenses, leaving approximately $9,900,000 in aggregate Net Offering Proceeds available for investment in Properties and Mortgage Loans.

         The Company expects to use uninvested Net Offering Proceeds, plus any Net Offering Proceeds from the sale of additional Shares, to purchase additional Properties, to fund construction costs relating to the Properties under construction and to make Mortgage Loans. The Company expects to use the proceeds of the Loan to fund the Secured Equipment Lease program. The number of Properties to be acquired and Mortgage Loans to be entered into will depend upon the amount of Net Offering Proceeds available to the Company, although the Company is expected to have a total portfolio of 400 to 450 Properties if the maximum number of Shares are sold in this offering. The Company intends to limit the amount of Secured Equipment Leases it enters into to ten percent of gross offering proceeds from its offerings.

         At the Company's annual meeting of stockholders held on April 4, 1997, the stockholders approved amendments to the Company's Amended and Restated Articles of Incorporation increasing the number of authorized shares of capital stock from 46,000,000 shares to 156,000,000 shares (consisting of 75,000,000 common shares, 3,000,000 preferred shares and 78,000,000 excess shares). As of July 2, 1997, the Company had 22,564,279 shares of common stock outstanding (including 20,000 shares issued to the Advisor prior to the commencement of the Initial Offering and 123,506 shares issued pursuant to the Company's Reinvestment Plan) and no preferred stock or excess shares outstanding.

         The Company plans to obtain short-term financing (the "Line of Credit") in an amount up to $20,000,000, the proceeds of which will be used to acquire Properties. Management believes that, during the offering period, the Line of Credit will allow the Company to take advantage of investment opportunities that might otherwise be lost if the Company was forced to delay making the investments until it had raised a sufficient amount of offering proceeds. In addition, management believes that the use of the Line of Credit will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs as a result of an Affiliate of the Advisor purchasing Properties, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunity for the Company, and the Company subsequently purchasing the Properties from the Affiliate. The Line of Credit will be repaid from the proceeds of the offering. No Properties will be encumbered in connection with the Line of Credit. The Company is engaged in preliminary discussions with potential lenders but has not yet obtained a commitment letter for the Line of Credit and may not be able to obtain the Line of Credit on satisfactory terms.

         Properties are and will be leased on a triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities. Rental payments under the leases are expected to exceed the Company's operating expenses. For these reasons, no short-term or long-term liquidity problems currently are anticipated by management.

         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term, highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At March 31, 1997, the Company had $44,132,920 invested in such short-term investments, as compared to $42,450,088 at December 31, 1996. These funds will be used primarily to purchase and develop or renovate Properties (directly or indirectly through joint venture arrangements), to make Mortgage Loans, to pay offering and acquisition costs, to pay Distributions to stockholders, to meet Company expenses and, in management's discretion, to create cash reserves.

         During the quarters ended March 31, 1997 and 1996, Affiliates of the Company incurred on behalf of the Company $593,489 and $264,484, respectively, for certain offering expenses, $220,259 and $51,860, respectively, for certain acquisition expenses, and $170,039 and $69,442, respectively, for certain operating expenses. As of March 31, 1997, the Company owed the Advisor $483,746 for such amounts, unpaid fees and accounting and administrative expenses. As of April 30, 1997, the Company had reimbursed all such amounts. The Advisor has agreed to pay or reimburse to the Company all offering expenses in excess of three percent of gross offering proceeds.

         During the quarters ended March 31, 1997 and 1996, the Company generated cash from operations (which includes cash received from tenants and interest and other income received, less cash paid for operating expenses) of $2,717,456 and $710,678, respectively. Based on current and anticipated future cash from operations the Company declared Distributions to the stockholders of $2,693,357 and $768,133, respectively, during the quarters ended March 31, 1997 and 1996. On April 1, 1997, May 1, 1997, and June 1, 1997, the Company declared Distributions to its stockholders totalling $1,091,142, $1,202,718 and $1,295,253, respectively, payable in June 1997. In addition, on July 1, 1997, the Company declared Distributions to its stockholders totalling $1,394,275 payable in September 1997. For the quarters ended March 31, 1997 and 1996, approximately 75 and 90 percent, respectively, of the distributions received by stockholders were considered to be ordinary income and 25 and ten percent, respectively, were considered a return of capital for federal income tax purposes. However, no amounts distributed or to be distributed to the stockholders as of July 2, 1997, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their Invested Capital.

         Management believes that the Properties are adequately covered by insurance. In addition, the Advisor obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property. The Company's investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who meet specified financial standards is expected to minimize the Company's operating expenses.

         Due to the fact that the Properties are leased on a long-term, triple-net basis, management does not believe that working capital reserves are necessary at this time. Management has the right to cause the Company to maintain reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         Management expects that the cash generated from operations will be adequate to pay operating expenses.

RESULTS OF OPERATIONS

         As of March 31, 1997, the Company and its consolidated joint venture, CNL/Corral South Joint Venture (hereinafter, collectively referred to as the Company) had purchased and entered into long-term, triple-net leases for 123 Properties. The leases provide for minimum base annual rental payments (payable in monthly installments) ranging from approximately $34,700 to $467,500. In addition, certain leases provide for percentage rent based on sales in excess of a specified amount. The majority of the leases also provide that, commencing in generally the sixth lease year, the annual base rent required under the terms of the leases will increase. In connection therewith, during the quarters ended March 31, 1997 and 1996, the Company earned $2,089,785 and $799,081, respectively, in rental income from operating leases and earned income from direct financing lease from 105 Properties and 11 Secured Equipment Leases in 1997 and from 41 Properties in 1996. Because the Company has not yet acquired all of its Properties, revenues for the quarters ended March 31, 1997 and 1996, represent only a portion of revenues which the Company is expected to earn during a full quarter in which the Company's Properties are operational.

         As of March 31, 1997, the Company had also entered into Mortgage Loans in the principal sum of $17,047,000, collateralized by mortgages on the buildings relating to 43 Pizza Hut Properties and three additional Pizza Hut buildings. The Mortgage Loans bear interest at rates ranging from 10.5% to 10.75% per annum and are being collected in 240 equal monthly installments in the aggregate amount of $167,455. In connection therewith, the Company earned $375,357 and $184,949 in interest income relating to such Mortgage Loans during the quarters ended March 31, 1997 and 1996, respectively.

         During the quarter ended March 31, 1997, one affiliated group of lessees and borrowers, Castle Hill, represented more than ten percent of the Company's total rental, earned and interest income from its Properties, Mortgage Loans and Secured Equipment Leases. Castle Hill is the lessee under leases relating to 43 restaurants and is the borrower on Mortgage Loans relating to the buildings on such Properties. In addition, during the quarter ended March 31, 1997, three Restaurant

Chains, Golden Corral Family Steakhouse, Pizza Hut and Boston Market, each accounted for more than ten percent of the Company's total rental, earned and interest income relating to its Properties, Mortgage Loans and Secured Equipment Leases. Because the Company has not completed its investment in Properties and Mortgage Loans, it is not possible to determine which lessees, borrowers or Restaurant Chains will contribute more than ten percent of the Company's rental, earned and interest income during the remainder of 1997 and subsequent years. In the event that certain lessees, borrowers or Restaurant Chains contribute more than ten percent of the Company's rental and interest income in the current and future years, any failure of such lessees, borrowers or restaurants chains could materially affect the Company's income.

         The Company also earned $474,416 and $75,849, respectively, in interest income from investments in money market accounts or other short-term, highly liquid investments and other income. As Net Offering Proceeds are invested in Properties and used to make Mortgage Loans, interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         Operating expenses, including depreciation and amortization expense, were $679,823 and $300,539 for the quarters ended March 31, 1997 and 1996, respectively. Operating expenses increased primarily as a result of the Company being invested in additional Properties and Mortgage Loans during the quarter ended March 31, 1997, as compared to the quarter ended March 31, 1996. General and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties, invests in Mortgage Loans and the Properties under construction become operational. However, asset and mortgage management fees and depreciation and amortization expense are expected to increase as the Company invests in additional Properties and Mortgage Loans.

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128, "Earnings Per Share." The Statement, which is effective for fiscal years ending after December 15, 1997, provides for a revised computation of earnings per share. The Company will adopt this Standard in 1997 and does not expect compliance with such Standard to have a material effect, if any, on the Company's earnings per share.

         This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local real estate conditions, continued availability of proceeds from the Company's offering, the ability of the Company to locate suitable tenants for its Properties and borrowers for its Mortgage Loans, and the ability of tenants and borrowers to make payments under their respective leases or Mortgage Loans.

                            MANAGEMENT COMPENSATION

FEES AND EXPENSES PAID TO THE
ADVISOR AND ITS AFFILIATES

         The following presents information regarding this offering from commencement on February 7, 1997 through July 2, 1997, unless otherwise noted. For information regarding the Initial Offering for the years ended December 31, 1995 and 1996, and the period January 1, 1997 through February 6, 1997, see the section of the Prospectus entitled "Certain Transactions."

         Selling Commissions and Marketing Support and Due Diligence Expense Reimbursement Fee. In connection with the formation of the Company and the offering of the Shares, the Managing Dealer will receive Selling Commissions of 7.5% (a maximum of $20,625,000 if 27,500,000 Shares are sold), and a marketing support and due diligence expense reimbursement fee of 0.5% (a maximum of $1,375,000 if 27,500,000 Shares are sold), of the total amount raised from the sale of Shares, computed at $10.00 per Share sold ("Gross Proceeds"). The Managing Dealer in turn may reallow Selling Commissions of up to 7% on Shares sold, and all or a portion of the 0.5% marketing support and due diligence expense reimbursement fee to certain Soliciting Dealers, who are not Affiliates of the Company. As of July 2, 1997, the Company had incurred $5,613,827 for Selling Commissions due to the Managing Dealer, a substantial portion of which has been paid as commissions to other Soliciting Dealers. In addition, as of July 2, 1997, the Company had incurred $374,255 in marketing support and due diligence expense reimbursement fees due to the Managing Dealer. A portion of these fees has been reallowed to other Soliciting Dealers, and all due diligence expenses will be paid from such fees.

         Soliciting Dealer Servicing Fee. The Company will incur a Soliciting Dealer Servicing Fee in the amount of .20% of Invested Capital (a maximum of $550,000 if 27,500,000 Shares are sold). The Soliciting Dealer Servicing Fee will be payable on December 31 of each year, commencing on December 31 of the year following the year in which the related offering terminates, and generally will be payable to the Managing Dealer, which in turn may reallow all or a portion of such fee to Soliciting Dealers whose clients held Shares on such date. As of July 2, 1997, no such fees had been incurred by the Company.

         Acquisition Fees. The Advisor is entitled to receive acquisition fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties equal to 4.5% of Gross Proceeds, payable by the Company as Acquisition Fees. As of July 2, 1997, the Company had incurred $3,368,296 in such acquisition fees payable to the Advisor.

         Other Acquisition Fees to Affiliates of the Advisor. In connection with the financing, development, construction or renovation of a Property by Affiliates, the Company will incur other acquisition fees, payable to Affiliates of the Advisor as Acquisition Fees. Such fees are in addition to 4.5% of Gross Proceeds payable to the Advisor as Acquisition Fees, and payment of such fees will be subject to approval by the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction. As of July 2, 1997, the Company had incurred $49,500 of such fees in connection with Net Offering Proceeds of this offering.

         Asset Management Fee. For managing the Properties, the Advisor will be entitled to receive a monthly Asset Management Fee of one-twelfth of .60% of the Company's Real Estate Asset Value (generally, the total amount invested in the Properties, exclusive of Acquisition Fees and Acquisition Expenses) and the outstanding principal amount of the Mortgage Loans as of the end of the preceding month. For the quarter ended March 31, 1997, the Company had incurred $127,458 of such fees, $16,942 of which has been capitalized as part of the cost of building for Properties under construction, including amounts incurred relating to Properties acquired with Net Offering Proceeds from the Company's Initial Offering.

         Secured Equipment Lease Servicing Fee. For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will be entitled to receive from the Company a one-time Secured Equipment Lease Servicing Fee of 2% of the purchase price of the Equipment that is the subject of a Secured Equipment Lease. During the quarter ended March 31, 1997, the Company had incurred $41,281 of such fees.

         Real Estate Disposition Fee. Prior to Listing, the Advisor may receive a real estate disposition fee of 3% of the gross sales price of one or more Properties for providing substantial services in connection with the Sale, which will be deferred and subordinated until the stockholders have received Distributions equal to the sum of 100% of the stockholders' aggregate Invested Capital plus an aggregate, annual, cumulative, noncompounded 8% return on their Invested Capital (the "Stockholders' 8% Return"). Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in an amount equal to the product of the total number of Shares outstanding and the average closing prices of the Shares over a period, beginning 180 days after Listing, of 30 days during which the Shares are traded. As of March 31, 1997, no such fees had been incurred by the Company.

         Subordinated Share of Net Sales Proceeds. A subordinated share of Net Sales Proceeds will be paid to the Advisor upon the Sale of one or more Properties or Secured Equipment Leases in an amount equal to 10% of Net Sales Proceeds. This amount will be subordinated and paid only after the stockholders have received Distributions equal to the sum of 100% of the stockholders' aggregate Invested Capital, plus the Stockholders' 8% Return. As of March 31, 1997, no such amounts had been incurred by the Company.

         Administrative and Other Expenses. The Advisor provides accounting and administrative services (including accounting and administrative services in connection with the Offering of Shares) to the Company on a day-to-day basis. During the quarter ended March 31, 1997, the Company had incurred $288,747 of such costs that are included in stock issuance costs and $108,003 of such costs that are included in general and administrative expenses, including amounts incurred in connection with activities of the Company's Initial Offering.

         Reimbursement of Out-of-Pocket Expenses. The Advisor and its Affiliates are entitled to receive reimbursement, at cost, for expenses they incur for Organizational and Offering Expenses, Acquisition Expenses and Operating Expenses. During the quarter ended March 31, 1997, the Advisor and its Affiliates incurred $593,489, $220,259, and $170,039 on behalf of the Company for Offering Expenses, Acquisition Expenses, and Operating Expenses, respectively, including amounts incurred in connection with activities of the Company's Initial Offering.

                                   MANAGEMENT

         Robert A. Bourne. Director and President. Mr. Bourne currently holds the position of Vice Chairman, director and Treasurer of CNL Fund Advisors, Inc., the advisor to the Company. Mr. Bourne served as President of CNL Fund Advisors, Inc. from the date of its inception through June 30, 1997. Mr. Bourne also has served as President and a director of CNL American Realty Fund, Inc. since 1996 and of CNL Real Estate Advisors, Inc. since January 1997. Mr. Bourne is President and Treasurer of CNL Group, Inc., President, a director, and a registered principal of CNL Securities Corp. (the Managing Dealer of this offering), President and a director of CNL Investment Company, and Chief Investment Officer, Vice Chairman, a director and Treasurer of CNL Institutional Advisors, Inc., a registered investment advisor. Mr. Bourne served as President of CNL Institutional Advisors, Inc. from the date of its inception through June 30, 1997. Mr. Bourne also has served as President and a director from July 1992 to February 1996, and has served as Vice Chairman of the Board of Directors, Secretary and Treasurer since February 1996, of Commercial Net Lease Realty, Inc. In addition, Mr. Bourne served as President of CNL Realty Advisors, Inc. from 1991 to February 1996, and has served as a director of CNL Realty Advisors, Inc. since 1991, and as Treasurer and Vice Chairman since February 1996. Upon graduation from Florida State University in 1970, where he received a B.A. in Accounting, with honors, Mr. Bourne worked as a certified public accountant and, from September 1971 through December 1978 was employed by Coopers & Lybrand, Certified Public Accountants, where he held the position of tax manager beginning in 1975. From January 1979 until June 1982, Mr. Bourne was a partner in the accounting firm of Cross & Bourne and from July 1982 through January 1987 he was a partner in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Mr. Bourne, who joined CNL Securities Corp. in 1979, has participated as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these real estate ventures are approximately 64 privately offered real estate limited partnerships with investment objectives similar to one or more of those of the Company's investment objectives, in which Mr. Bourne, directly or through an affiliated entity, serves or has served as a general partner.

         Lynn E. Rose. Secretary and Treasurer. Ms. Rose is also Secretary and Treasurer of CNL American Realty Fund, Inc. Ms. Rose serves as Secretary and a director of CNL Fund Advisors, Inc., the advisor to the Company, and CNL Real Estate Advisors, Inc. Ms. Rose served as Treasurer of CNL Fund Advisors, Inc. from the date of its inception through June 30, 1997. Ms. Rose, a certified public accountant, has served as Secretary of CNL Group, Inc. since 1987, as Chief Financial Officer of CNL Group, Inc. since December 1993, and served as Controller of CNL Group, Inc. from 1987 until December 1993. In addition, Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. She has served as Chief Operating Officer, Vice President and Secretary of CNL Corporate Services, Inc. since November 1994. Ms. Rose also has served as Chief Financial Officer and Secretary of CNL Institutional Advisors, Inc. since its inception in 1990, as Secretary and a director of CNL Realty Advisors, Inc. since its inception in 1991, and as a Treasurer of CNL Realty Advisors, Inc. from 1991 to February 1996. In addition, Ms. Rose served as Secretary and Treasurer of Commercial Net Lease Realty, Inc. from 1992 to February 1996. Ms Rose also currently serves as Secretary for approximately 50 additional corporations. Ms. Rose oversees the management information services, administration, legal compliance, accounting, tenant compliance, and reporting for over 250 corporations, partnerships and joint ventures. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         The directors and officers of the Advisor are as follows:

James M. Seneff, Jr. .............................   Chairman of the Board,
                                                     Chief Executive Officer,
                                                     and Director
Robert A. Bourne .................................   Vice Chairman, Treasurer
                                                     and Director
Curtis B. McWilliams .............................   President
John T. Walker ...................................   Chief Operating Officer and
                                                     Executive Vice President
Steven D. Shackelford.............................   Chief Financial Officer
Lynn E. Rose .....................................   Secretary and Director
Jeanne A. Wall ...................................   Executive Vice President

Curtis B. McWilliams. Mr. McWilliams joined CNL Group, Inc. in April 1997 and currently serves as President of the Advisor. In addition, Mr. McWilliams serves as Executive Vice President of CNL Group, Inc. and as President of CNL Institutional Advisors, Inc. and certain other subsidiaries of CNL Group, Inc. From January 1991 through August 1996, Mr. McWilliams was a managing director in the corporate banking group of Merrill Lynch's investment banking division. During this time, he was a senior relationship manager with Merrill Lynch and as such was responsible for a number of the firm's relationships with companies such as AT&T, AT&T Capital, AMR Corporation, J.C. Penney and the Robert M. Bass Group. In addition, from February 1990 to February 1993, he served as co-head of New York #1 Industrial Banking Group and had administrative responsibility for 25 bankers overseeing 150 client relationships, including the firm's transportation group. In addition, from September 1996 to March 1997, Mr. McWilliams served as Chairman of Private Advisory Services, Merrill Lynch's high net worth brokerage business. Mr. McWilliams received a B.S.E. in Chemical Engineering from Princeton University in 1977 and a Masters of Business Administration with a concentration in finance from the University of Chicago in 1983.

                              CERTAIN TRANSACTIONS

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of common stock for services in connection with the offering of Shares, a substantial portion of which has been or will be paid as commissions to other broker-dealers. During the period February 7, 1997 (the date this offering commenced) through July 2, 1997, the Company incurred $5,613,827 in such fees in connection with this offering, the majority of which has been or will be paid as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a Marketing Support and Due Diligence Expense Reimbursement Fee equal to 0.5% of the total amount raised from the sale of Shares, a portion of which may be reallowed to other broker-dealers. During the period February 7, 1997 (the date this offering commenced) through July 2, 1997, the Company incurred $374,255 in such fees in connection with this offering, substantially all of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares. For the period February 7, 1997 (the date this offering commenced) through July 2, 1997, the Company incurred $3,368,296 in such fees in connection with this offering.

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor is entitled to receive from the Company a one-time Secured Equipment Lease Servicing Fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease. During the period January 1, 1997 through July 2, 1997, the Company incurred $54,598 in such fees.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value, plus one-twelfth of 0.60% of the total principal amount of the Company's Mortgage Loans as of the end of the preceding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the quarter ended March 31, 1997, the Company incurred $127,458 of such fees, $16,942 of which has been capitalized as part of the cost of the buildings for Properties that have been or are being constructed.

         The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the quarter ended March 31, 1997, the Company incurred a total of $396,750 for these services, $288,747 of such costs representing stock issuance costs and $108,003 representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission and costs associated with activities from the Initial Offering.

         In connection with the acquisition of four Properties during the period January 1, 1997 through July 2, 1997, that were constructed or renovated by Affiliates, the Company incurred development/construction management fees totalling $278,879. Such fees were included in the purchase price of Properties.

         All of these fees were paid in accordance with the provisions of the Company's Articles of Incorporation.

                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

DESCRIPTION OF CAPITAL STOCK

         At the Company's annual meeting of stockholders held on April 4, 1997, the stockholders approved amendments to the Company's Amended and Restated Articles of Incorporation, and effective May 8, 1997, the Company filed with the State of Maryland an amendment, increasing the number of authorized shares of capital stock from 46,000,000 shares to 156,000,000 shares (consisting of 75,000,000 Common Shares, 3,000,000 Preferred Shares and 78,000,000 Excess Shares). The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available following the termination of this offering. As of July 2, 1997, the Company had 22,564,280 shares of Common Stock outstanding (including 20,000 issued to the Advisor prior to the commencement of this offering and 123,506 Shares issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding.

                                  ADDENDUM TO
                                   EXHIBIT B

                             FINANCIAL INFORMATION

THE UPDATED PRO FORMA FINANCIAL STATEMENTS AND THE UNAUDITED FINANCIAL STATEMENTS OF CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY CONTAINED IN THIS ADDENDUM SHOULD BE READ IN CONJUNCTION WITH EXHIBIT B TO THE ATTACHED PROSPECTUS, DATED APRIL 18, 1997.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                     INDEX TO UPDATED FINANCIAL STATEMENTS
                     -------------------------------------

                                                                                            Page
                                                                                            ----
   Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of March 31, 1997                                 B-2

   Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 1997         B-3

   Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1996         B-4

   Notes to Pro Forma Consolidated Financial Statements for the quarter ended
      March 31, 1997 and the year ended December 31, 1996                                    B-5

   Updated Condensed Consolidated Financial Statements (unaudited):

   Condensed Consolidated Balance Sheets as of March 31, 1997 and December 31, 1996          B-9

   Condensed Consolidated Statements of Earnings for the quarters ended March 31, 1997
     and 1996                                                                                B-10

   Condensed Consolidated Statements of Stockholders' Equity for the quarter ended
     March 31, 1997 and the year ended December 31, 1996                                     B-11

   Condensed Consolidated Statements of Cash Flows for the quarters ended March 31,
     1997 and 1996                                                                           B-12

   Notes to Condensed Consolidated Financial Statements for the quarters ended March 31,
     1997 and 1996                                                                           B-14

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


         The following Pro Forma Consolidated Balance Sheet of the Company gives effect to (i) property acquisition transactions from inception through March 31, 1997, including the receipt of $177,015,590 in gross offering proceeds from the sale of 17,701,559 shares of common stock and the application of such proceeds to purchase 123 properties (including 68 properties which consist of land and building, one property through a joint venture arrangement which consists of land and building, 11 properties which consist of building only and 43 properties which consist of land only), 17 of which were under construction at March 31, 1997, to provide mortgage financing to the lessees of the 43 properties consisting of land only, and to pay organizational and offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of net sales proceeds in the amount of $5,266,327 relating to the sale of four properties consisting of building only which had been acquired as of March 31, 1997, (iii) the receipt of $48,427,203 in gross offering proceeds from the sale of 4,842,721 additional shares of common stock during the period April 1, 1997 through July 2, 1997, and (iv) the application of such funds and $38,583,057 of cash and cash equivalents at March 31, 1997, to purchase 60 additional properties acquired during the period April 1, 1997 through July 2, 1997 (32 of which are under construction and consist of land and building, 26 properties which consist of land and building, one property which consists of land only and one property which consists of building only), to pay additional costs for the 17 properties under construction at March 31, 1997, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance Sheet as of March 31, 1997, includes the transactions described in (i) above from the historical consolidated balance sheet, adjusted to give effect to the transactions in (ii), (iii) and (iv) above, as if they had occurred on March 31, 1997.

         The Pro Forma Consolidated Statements of Earnings for the quarter ended March 31, 1997 and the year ended December 31, 1996, include the historical operating results of the properties described in (i) above from the dates of their acquisitions plus operating results for six of the properties that were acquired by the Company during the period January 1, 1996 through July 2, 1997, and had a previous rental history prior to the Company's acquisition of such properties, from (A) the later of (1) the date the property became operational as a rental property by the previous owner or (2) January 1, 1996, to (B) the earlier of (1) the date the property was acquired by the Company or (2) the end of the pro forma period presented. No pro forma adjustments have been made to the Pro Forma Consolidated Statement of Earnings for the remaining properties acquired by the Company during the period January 1, 1996 through July 2, 1997, due to the fact that these properties did not have a previous rental history.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1997



                                                                Pro Forma
       ASSETS                            Historical            Adjustments            Pro Forma
                                         ----------            -----------            ---------
Land and buildings on operating
  leases, less accumulated
  depreciation                           $ 82,040,349         $ 64,250,680 (a)       $146,291,029
Net investment in direct
  financing leases (c)                     19,816,023           15,369,932 (a)
                                                                (5,266,327)(b)         29,919,628
Cash and cash equivalents                  44,132,920          (38,583,057)(a)
                                                                 5,266,327 (b)         10,816,190
Restricted cash                               231,787                                     231,787
Receivables                                   334,698                                     334,698
Mortgage notes receivable                  17,803,151                                  17,803,151
Organization costs, less
  accumulated amortization                     12,682                                      12,682
Loan costs, less accumulated
  amortization                                 25,599                                      25,599
Accrued rental income                         606,879                                     606,879
Other assets                                2,718,273           (1,869,129)(a)            849,144
                                         ------------         ------------           ------------

                                         $167,722,361         $ 39,168,426           $206,890,787
                                         ============         ============           ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Note payable                           $  5,469,649                                $  5,469,649
  Accrued interest payable                     13,936                                      13,936
  Accrued construction costs payable        4,409,764         $ (4,409,764)(a)                  -
  Accounts payable and other accrued
    expenses                                   83,986                                      83,986
  Due to related parties                      733,581                                     733,581
  Rents paid in advance                       227,391                                     227,391
  Deferred rental income                      592,125               26,353 (a)            618,478
  Other payables                               13,495                                      13,495
                                         ------------         ------------           ------------
      Total liabilities                    11,543,927           (4,383,411)             7,160,516
                                         ------------         ------------           ------------

Minority interest                             287,647                                     287,647
                                         ------------         ------------           ------------

Stockholders' equity:
  Preferred stock, without par
    value.  Authorized and unissued
    3,000,000 shares (d)                            -                                           -
  Excess shares, $.01 par value per
    share.  Authorized and unissued
    23,000,000 shares (d)                           -                                           -
  Common stock, $.01 par value per
    share.  Authorized 20,000,000
    shares; issued and outstanding
    17,721,559 shares; issued and
    outstanding, as adjusted,
    22,564,280 shares (d)                     177,215               48,427 (a)            225,642
  Capital in excess of par value          157,115,036           43,503,410 (a)        200,618,446
  Accumulated distributions in
    excess of net earnings                 (1,401,464)                                 (1,401,464)
                                         ------------         ------------           ------------
                                          155,890,787           43,551,837            199,442,624
                                         ------------         ------------           ------------

                                         $167,722,361         $ 39,168,426           $206,890,787
                                         ============         ============           ============


See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          QUARTER ENDED MARCH 31, 1997


                                                     Pro Forma
                                     Historical     Adjustments    Pro Forma
                                     ----------     -----------    ---------
Revenues:
  Rental income from
    operating leases                 $1,643,074     $   8,188 (1)  $1,651,262
  Earned income from
    direct financing leases (2)         446,711                       446,711
  Interest income from
    mortgage notes receivable           375,357                       375,357
  Other interest and income             474,416        (8,185)(3)     466,231
                                     ----------     ----------     ----------
                                      2,939,558             3       2,939,561
                                     ----------    ----------      ----------

Expenses:
  General operating and
    administrative                      255,456                       255,456
  Professional services                  38,463                        38,463
  Asset and mortgage management
    fees to related party               110,516         2,126 (4)     112,642
  State and other taxes                  35,350                        35,350
  Depreciation and amortization         240,038         2,142 (6)     242,180
                                     ----------     ----------      ---------
                                        679,823         4,268         684,091
                                     ----------    ----------      ----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture          2,259,735        (4,265)      2,255,470

Minority Interest in Income of
  Consolidated Joint Venture             (7,893)                       (7,893)
                                     ----------    ----------      ----------

Net Earnings                         $2,251,842    $   (4,265)     $2,247,577
                                     ==========    ==========      ==========

Earnings Per Share of
  Common Stock (7)                   $     0.14                    $     0.14
                                     ==========                    ==========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (7)                    15,630,532                    15,630,532
                                     ==========                    ==========


See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1996


                                                     Pro Forma
                                     Historical     Adjustments      Pro Forma
                                     ----------     -----------      ---------

Revenues:
  Rental income from
    operating leases                 $3,717,886    $   62,167 (1)   $3,780,053
  Earned income from
    direct financing leases (2)         625,492        34,282 (1)      659,774
  Contingent rental income               13,920                         13,920
  Interest income from
    mortgage notes receivable         1,069,349                      1,069,349
  Other interest and income             780,037       (33,667)(3)      746,370
                                     ----------    ----------       ----------
                                      6,206,684        62,782        6,269,466
                                     ----------    ----------       ----------

Expenses:
  General operating and
    administrative                      542,564                        542,564
  Professional services                  58,976                         58,976
  Asset and mortgage management
    fees to related party               251,200         7,945 (4)      259,145
  State and other taxes                  56,184         1,218 (5)       57,402
  Depreciation and amortization         521,871         6,852 (6)      528,723
                                     ----------     ----------       ---------
                                      1,430,795        16,015        1,446,810
                                     ----------    ----------        ---------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture          4,775,889        46,767        4,822,656

Minority Interest in Income of
  Consolidated Joint Venture            (29,927)                       (29,927)
                                     ----------    ----------       ----------

Net Earnings                         $4,745,962    $   46,767       $4,792,729
                                     ==========    ==========       ==========

Earnings Per Share of
  Common Stock (7)                   $     0.59                     $     0.59
                                     ==========                     ==========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (7)                     8,071,670                      8,071,670
                                     ==========                      =========



See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE QUARTER ENDED MARCH 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Balance Sheet:
------------------------------------
(a) Represents gross proceeds of $48,427,203 from the issuance of 4,842,721 shares of common stock during the period April 1, 1997 through July 2, 1997, the receipt of $26,353 of rental income during construction (capitalized as deferred rental income), and $38,583,057 of cash and cash equivalents used (i) to acquire 60 properties for $72,840,464 of which one property consists of building only, one property consists of land only and 58 properties consist of land and building, (ii) to fund estimated construction costs of $7,141,559 ($4,409,764 of which was accrued as construction costs payable at March 31, 1997) relating to 17 wholly- owned properties under construction at March 31, 1997, (iii) to pay acquisition fees of $2,179,224 and reclassify from other assets $1,869,129 of acquisition fees previously incurred relating to the acquired properties and (iv) to pay selling commissions and offering expenses (stock issuance costs) of $4,875,366, which have been netted against capital in excess of par value.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
   FOR THE QUARTER ENDED MARCH 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Balance Sheet - Continued:
------------------------------------------------
         The pro forma adjustments to land and buildings on operating leases and net investment in direct financing leases as a result of the above transactions were as follows:


                                                              Estimated purchase
                                                               price (including
                                                               construction and
                                                                closing costs)     Acquisition fees
                                                                and additional       allocated to
                                                              construction costs       property            Total
                                                              ------------------     --------------     -----------
         Jack in the Box in Oxnard, CA                          $ 1,244,340           $   66,661        $ 1,311,001
         Bennigan's in Arvada, CO                                 1,907,025              102,162          2,009,187
         Boston Market in Cedar Park, TX                            820,389               43,949            864,338
         Boston Market in Collinsville, IL                          786,924               42,157            829,081
         Boston Market in Taylorsville, UT                        1,296,749               69,469          1,366,218
         Burger King in Ooltewah, TN                              1,200,786               64,328          1,265,114
         Boston Market in Arvada, CO                              1,140,718               61,110          1,201,828
         Boston Market in Liberty, MO                               755,854               40,492            796,346
         Einstein Bros. Bagels in Dearborn, MI                      659,867               35,350            695,217
         Jack in the Box in Enumclaw, WA                            842,431               45,130            887,561
         Shoney's in Guadalupe, AZ                                1,445,517               77,438          1,522,955
         Black-eyed Pea in Scottsdale, AZ                           768,363               41,162            809,525
         Pizza Hut in Dover, OH                                     224,378               12,020            236,398
         Jack in the Box in Bacliff, TX                           1,048,420               56,165          1,104,585
         Boston Market in Indianapolis, IN                        1,648,988               88,339          1,737,327
         Boston Market in San Antonio, TX                           749,581               40,156            789,737
         Boston Market in Baltimore, MD                           1,366,123               73,185          1,439,308
         Boston Market in Gambrills, MD                           1,253,116               67,131          1,320,247
         Boston Market in Jessup, MD                              1,273,959               68,248          1,342,207
         Boston Market in Lansing, MI                             1,024,386               54,878          1,079,264
         Boston Market in Riverdale, MD                           1,031,598               55,264          1,086,862
         Boston Market in Vacaville, CA                           1,424,970               76,338          1,501,308
         Boston Market in Waldorf, MD                             1,345,516               72,081          1,417,597
         Einstein Bros. Bagels in Springfield, VA                   626,546               33,565            660,111
         Golden Corral in Jacksonville, FL                        1,581,435               84,721          1,666,156
         Golden Corral in Corpus Christi, TX                      1,478,274               79,192          1,557,466
         IHOP in Leesburg, VA                                     1,177,929               63,103          1,241,032
         Popeyes in Starke, FL                                      572,263               30,657            602,920
         Jack in the Box in Fresno, CA                              838,981               44,945            883,926
         Jack in the Box in Corinth, TX                             954,333               51,125          1,005,458
         Ruth's Chris Steak House in Tampa, FL                    2,021,130              108,275          2,129,405
         Golden Corral in Jacksonville, FL                        1,578,529               84,564          1,663,093
         Charley's Place in King of Prussia, PA                   1,432,248               76,728          1,508,976
         Charley's Place in McLean, VA                            1,544,915               82,763          1,627,678
         Darryl's in Evansville, IN                               1,454,068               77,897          1,531,965
         Darryl's in Hampton, VA                                  1,199,696               64,269          1,263,965
         Darryl's in Huntsville, AL                               1,363,221               73,030          1,436,251
         Darryl's in Knoxville, TN                                1,227,859               65,778          1,293,637
         Darryl's in Louisville, KY                               1,477,432               79,148          1,556,580
         Darryl's in Mobile, AL                                   1,422,271               76,193          1,498,464
         Darryl's in Montgomery, AL                               1,227,992               65,785          1,293,777
         Darryl's in Nashville, TN                                1,181,527               63,296          1,244,823
         Darryl's in Orlando, FL                                  2,135,420              114,398          2,249,818
         Darryl's in Pensacola, FL                                1,054,342               56,483          1,110,825
         Darryl's in Raleigh #1, NC                               1,272,374               68,163          1,340,537
         Darryl's in Raleigh #2, NC                               1,749,321               93,714          1,843,035
         Darryl's in Richmond #1, VA                              1,317,797               70,596          1,388,393
         Darryl's in Richmond #2, VA                                908,986               48,696            957,682
         Darryl's in Winston-Salem, NC                            1,181,527               63,296          1,244,823
         Houlihan's in Bethel Park, PA                            1,363,221               73,030          1,436,251
         Houlihan's in Langhorne, PA                              1,385,933               74,246          1,460,179
         Houlihan's in Plymouth Meeting, PA                       1,976,438              105,881          2,082,319
         Golden Corral in Enid, OK                                1,080,802               57,900          1,138,702
         IHOP in Fairfax, VA                                      1,703,912               91,281          1,795,193
         Golden Corral in Liberty, MO                             1,258,020               67,394          1,325,414
         Boston Market in Southlake, TX                           1,025,712               54,949          1,080,661
         Boston Market in Stafford, TX                            1,068,222               57,226          1,125,448
         Jack in the Box in Channelview, TX                       1,007,970               53,998          1,061,968
         Jack in the Box in Garland, TX                             935,120               50,096            985,216
         KFC in Putnam, CT                                          794,700               42,573            837,273
         17 wholly owned properties under
           construction at March 31, 1997                         2,731,795              146,186          2,877,981
                                                                -----------          -----------        -----------

                                                                $75,572,259          $ 4,048,353        $79,620,612
                                                                ===========          ===========        ===========

                                      B-6

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
   FOR THE QUARTER ENDED MARCH 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Balance Sheet - Continued:
------------------------------------------------
         Adjustment classified as follows:
             Land and buildings on operating leases            $64,250,680
             Net investment in direct financing leases          15,369,932
                                                               -----------
                                                               $79,620,612
                                                               ===========

(b) Represents net sales proceeds in the amount of $5,266,327 received in conjunction with the sale of four properties consisting of building only, which were sold at net carrying value.

(c) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental revenues received.

(d) At the Company's annual meeting of stockholders held on April 4, 1997, the stockholders approved amendments to the Company's Amended and Restated Articles of Incorporation, and effective May 8, 1997, the Company filed an amendment with the State of Maryland, increasing the number of authorized shares of capital stock from 46,000,000 shares to 156,000,000 shares (consisting of 75,000,000 common shares, 3,000,000 preferred shares and 78,000,000 excess shares).

Pro Forma Consolidated Statement of Earnings:
--------------------------------------------
(1) Represents rental income from operating leases and earned income from direct financing leases for six of the properties acquired during the period January 1, 1996 through July 2, 1997, which had a previous rental history prior to the acquisition of the property by the Company (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational as a rental property by the previous owner or (ii) January 1, 1996, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. Each of the six Pro Forma Properties was acquired from an affiliate who had purchased and temporarily held title to the property. The noncancellable leases for the Pro Forma Properties in place during the period the affiliate owned the properties were assigned to the Company at the time the Company acquired the properties. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.

                                                               Date Pro Forma
                                             Date Placed       Property Became
                                              in Service       Operational as
                                            By the Company     Rental Property
                                            --------------     ---------------
             Mr. Fable's in Grand
               Rapids, MI                      March 1996       January 1996
             Denny's in McKinney, TX            June 1996       January 1996
             Boston Market in Merced, CA      October 1996        July 1996
             Boston Market in
               St. Joseph, MO                 December 1996       June 1996
             Burger King in Kent, OH          February 1997     December 1996
             Golden Corral in
               Hopkinsville, KY               February 1997     October 1996

         In accordance with generally accepted accounting principles, lease revenue from leases accounted for under the operating method is recognized over the terms of the leases. For operating leases providing escalating guaranteed minimum rents, income is reported on a straight-line basis over the terms of the leases. For

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
   FOR THE QUARTER ENDED MARCH 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996

Pro Forma Consolidated Statement of Earnings - Continued:
--------------------------------------------------------
         leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return. Accordingly, pro forma rental income from operating leases and earned income from direct financing leases does not necessarily represent rental payments that would have been received if the properties had been operational for the full pro forma period.

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1996 and 1997 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income for the quarter ended March 31, 1997 and the year ended December 31, 1996.

(2) See Note (c) under "Pro Forma Consolidated Balance Sheet" above for a description of direct financing leases.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) on the later of (i) the dates the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1996, through (B) the earlier of (i) the actual dates of acquisition by the Company or the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income on interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the quarter ended March 31, 1997 and the year ended December 31, 1996.

(4) Represents incremental increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) on the later of
         (i) the date the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1996 through (B) the earlier of (i) the date the Pro Forma Properties were acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $2,126,000 and $4,762,000 for the Pro Forma Properties for the quarter ended March 31, 1997 and the year ended December 31, 1996, respectively), as defined in the Company's prospectus.

(5) Represents adjustment to state tax expense due to the incremental increase in rental revenues of Pro Forma Properties. Estimated pro forma state tax expense was calculated based on an analysis of state laws of the various states in which the Company has acquired the Pro Forma Properties. The estimated pro forma state taxes consist primarily of income and franchise taxes ranging from zero to approximately two percent of the Company's pro forma rental income of each Pro Forma Property. Due to the fact that the Company's leases are triple net, the Company has not included any amounts for real estate taxes in the pro forma statement of earnings.

(6) Represents incremental increase in depreciation expense of the building portions of the Pro Forma Properties accounted for as operating leases using the straight-line method over an estimated useful life of 30 years.

(7) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the quarter ended March 31, 1997 and the year ended December 31, 1996.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                                March 31,       December 31,
               ASSETS                             1997              1996
                                              ------------      ------------

Land and buildings on operating leases,
  less accumulated depreciation               $ 82,040,349      $ 60,243,146
Net investment in direct financing leases       19,816,023        15,186,686
Cash and cash equivalents                       44,132,920        42,450,088
Restricted cash                                    231,787                -
Receivables                                        334,698           160,675
Mortgage notes receivable                       17,803,151        13,389,607
Organization costs, less accumulated
  amortization of $7,318 and $6,318                 12,682            13,682
Loan costs, less accumulated amortization
  of $28,934 and $22,034                            25,599            32,499
Accrued rental income                              606,879           422,076
Other assets                                     2,718,273         2,926,589
                                              ------------      ------------

                                              $167,722,361      $134,825,048
                                              ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Note payable                                  $  5,469,649      $  3,521,816
Accrued interest payable                            13,936            13,164
Accrued construction costs payable               4,409,764         6,587,573
Accounts payable and accrued expenses               83,986            79,817
Due to related parties                             733,581           997,084
Rents paid in advance                              227,391           118,900
Deferred rental income                             592,125           335,849
Other payables                                      13,495            15,117
                                              ------------      ------------
      Total liabilities                         11,543,927        11,669,320
                                              ------------      ------------

Minority interest                                  287,647           288,301
                                              ------------      ------------

Commitments (Note 12)

Stockholders' equity:
  Preferred stock, without par value.
    Authorized and unissued 3,000,000
    shares                                              -                 -
  Excess shares, $.01 par value per share.
    Authorized and unissued 23,000,000
    shares                                              -                 -
  Common stock, $.01 par value per share.
    Authorized 20,000,000 shares, issued
    and outstanding 17,721,559 and
    13,944,715, respectively                       177,215           139,447
  Capital in excess of par value               157,115,036       123,687,929
  Accumulated distributions in excess of
    net earnings                                (1,401,464)         (959,949)
                                              ------------      ------------
      Total stockholders' equity               155,890,787       122,867,427
                                              ------------      ------------

                                              $167,722,361      $134,825,048
                                              ============      ============

     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS


                                                      Quarter Ended
                                                        March 31,
                                                1997                 1996
                                             ----------           ----------

Revenues:
  Rental income from operating leases        $1,643,074           $  763,155
  Earned income from direct financing
    leases                                      446,711               35,926
  Interest income from mortgage notes
    receivable                                  375,357              184,949
  Other interest and income                     474,416               75,849
                                             ----------           ----------
                                              2,939,558            1,059,879
                                             ----------           ----------

Expenses:
  General operating and administrative          255,456              129,107
  Professional services                          38,463               29,692
  Asset and mortgage management fees
    to related party                            110,516               40,370
  State taxes                                    35,350                2,898
  Depreciation and amortization                 240,038               98,472
                                             ----------           ----------
                                                679,823              300,539
                                             ----------           ----------

Earnings Before Minority Interest in
  Income of Consolidated Joint Venture        2,259,735              759,340

Minority Interest in Income of
  Consolidated Joint Venture                     (7,893)             (14,752)
                                             ----------           ----------

Net Earnings                                 $2,251,842           $  744,588
                                             ==========           ==========

Earnings Per Share of Common Stock           $     0.14           $     0.16
                                             ==========           ==========

Weighted Average Number of Shares of
  Common Stock Outstanding                   15,630,532            4,649,040
                                             ==========           ==========



     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
           CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                        Quarter Ended March 31, 1997 and
                          Year Ended December 31, 1996



                                                                  Accumulated
                          Common stock                           distributions
                          ------------            Capital in       in excess
                       Number         Par          excess of         of net
                     of shares       value         par value        earnings            Total
                     ---------      --------     ------------    -------------      ------------
Balance at
  December 31, 1995   3,865,416     $ 38,654     $ 32,211,833    $   (269,839)      $ 31,980,648

Subscriptions
  received for
  common stock
  through public
  offering and
  distribution
  reinvestment
  plan               10,079,299      100,793      100,692,198              -         100,792,991

Stock issuance
  costs                      -            -        (9,216,102)             -          (9,216,102)

Net earnings                 -            -                -        4,745,962          4,745,962

Distributions
  declared and
  paid ($.71
  per share)                 -            -                -       (5,436,072)        (5,436,072)
                     ----------     --------     ------------     -----------       ------------

Balance at
  December 31, 1996  13,944,715      139,447      123,687,929        (959,949)       122,867,427

Subscriptions
  received for
  common stock
  through public
  offering and
  distribution
  reinvestment
  plan                3,776,844       37,768       37,730,677              -          37,768,445

Stock issuance
  costs                      -            -        (4,303,570)             -          (4,303,570)

Net earnings                 -            -                -        2,251,842          2,251,842

Distributions
  declared and
  paid ($.18
  per share)                 -            -                -       (2,693,357)        (2,693,357)
                     ----------     --------     ------------     -----------       ------------

Balance at
  March 31, 1997     17,721,559     $177,215     $157,115,036     $(1,401,464)      $155,890,787
                     ==========     ========     ============     ===========       ============


     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                        Quarter Ended
                                                          March 31,
                                                  1997            1996
                                              ------------    ------------

Increase (Decrease) in Cash and Cash
  Equivalents:

    Net Cash Provided by Operating
      Activities                              $  2,717,456    $    710,678
                                              ------------    ------------

    Cash Flows From Investing Activities:
      Additions to land and buildings
        on operating leases                    (23,400,414)     (8,886,922)
      Investment in direct financing
        leases                                  (5,206,508)        (10,000)
      Increase in restricted cash                 (231,787)             -
      Investment in mortgage notes
        receivable                              (4,443,982)     (8,445,337)
      Collection on mortgage notes
        receivable                                  49,471          10,119
      Increase in other assets                     (95,969)       (230,181)
                                              ------------    ------------
          Net cash used in investing
            activities                         (33,329,189)    (17,562,321)
                                              ------------    ------------

    Cash Flows From Financing Activities:
      Reimbursement of acquisition and
        stock issuance costs paid by
        related parties on behalf of the
        Company                                   (768,733)       (265,491)
      Proceeds of borrowing on line
        of credit                                2,207,299          53,500
      Payment on line of credit                   (259,466)             -
      Payment of loan costs                             -          (53,500)
      Contribution from minority
        interest of consolidated
        joint venture                                   -           92,519
      Subscriptions received from
        stockholders                            37,768,445      16,587,723
      Distribution to minority interest             (8,547)        (14,018)
      Distributions to stockholders             (2,693,357)       (771,465)
      Payment of stock issuance costs           (4,003,576)     (1,515,764)
      Other                                         52,500           5,000
                                              ------------    ------------
          Net cash provided by
            financing activities                32,294,565      14,118,504
                                              ------------    ------------

Net Increase (Decrease) in Cash and Cash
  Equivalents                                    1,682,832      (2,733,139)

Cash and Cash Equivalents at Beginning
  of Quarter                                    42,450,088      11,508,445
                                              ------------    ------------

Cash and Cash Equivalents at End
  of Quarter                                  $ 44,132,920    $  8,775,306
                                              ============    ============



     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED


                                                    Quarter Ended
                                                      March 31,
                                               1997             1996
                                           ------------    ------------

Supplemental Schedule of Non-Cash
  Investing and Financing Activities:

    Related parties paid certain
      acquisition and stock issuance
      costs on behalf of the Company
      as follows:
        Acquisition costs                  $    220,259    $     51,860
        Stock issuance costs                    593,489         264,484
                                           ------------    ------------

                                           $    813,748    $    316,344
                                           ============    ============



     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
             NOTES  TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 1997 and 1996


1.       Organization and Nature of Business:
         -----------------------------------
         CNL American Properties Fund, Inc. (the "Company") was organized in Maryland on May 2, 1994, primarily for the purpose of acquiring, directly or indirectly through joint venture or co-tenancy arrangements, restaurant properties (the "Properties") to be leased on a long-term, triple-net basis to operators of certain national and regional fast-food, familystyle and casual dining restaurant chains. The Company may provide financing ("Mortgage Loans") for the purchase of buildings, generally by tenants that lease the underlying land from the Company. To a lesser extent, the Company may offer furniture, fixtures and equipment financing ("Secured Equipment Leases") to operators of restaurant chains.

2.       Basis of Presentation:

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Operating results for the quarter ended March 31, 1997, may not be indicative of the results that may be expected for the year ending December 31, 1997. Amounts as of December 31, 1996, included in the financial statements, have been derived from audited financial statements as of that date.

         These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 1996.

         The Company accounts for its 85.47% interest in CNL/Corral South Joint Venture using the consolidation method. Minority interest represents the minority joint venture partner's proportionate share of the equity in the Company's consolidated joint venture. All significant intercompany accounts and transactions have been eliminated.

         Certain items in the prior year's financial statements have been reclassified to conform to 1997 presentation. These reclassifications had no effect on stockholders' equity or net earnings.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                     Quarters Ended March 31, 1997 and 1996


2.       Basis of Presentation - Continued:
         ---------------------------------
         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128, "Earnings Per Share." The Statement, which is effective for fiscal years ending after December 15, 1997, provides for a revised computation of earnings per share. The Company will adopt this Standard in 1997 and does not expect compliance with such Standard to have a material effect, if any, on the Company's earnings per share.

3.       Leases:
         ------
         The Company leases its land, buildings and equipment subject to Secured Equipment Leases to operators or franchisees of national and regional fast-food, family-style and casual dining restaurants. The leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases." The leases relating to 108 of the Company's Properties have been classified as operating leases (including the leases relating to 18 properties under construction as of March 31, 1997) and the leases relating to 15 Properties and 13 Secured Equipment Leases have been classified as direct financing leases. For the leases classified as direct financing leases, the building portions of the leases are accounted for as direct financing leases while the land portions of four of these leases are accounted for as operating leases.

4.       Land and Buildings on Operating Leases:
         --------------------------------------
         Land and buildings on operating leases consisted of the following at:

                                             March 31,       December 31,
                                               1997              1996
                                            -----------      -----------

                  Land                      $43,544,239      $33,850,436
                  Buildings                  30,887,399       24,152,610
                                            -----------      -----------
                                             74,431,638       58,003,046
                  Less accumulated
                    depreciation               (848,735)        (611,396)
                                            -----------      -----------
                                             73,582,903       57,391,650
                  Construction in
                    progress                  8,457,446        2,851,496
                                            -----------      -----------

                                            $82,040,349      $60,243,146
                                            ===========      ===========

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                     Quarters Ended March 31, 1997 and 1996


4.       Land and Buildings on Operating Leases - Continued:
         --------------------------------------------------
         Some leases provide for scheduled rent increases throughout the lease term and/or rental payments during the construction of a Property prior to the date it is placed in service. Such amounts are recognized on a straight-line basis over the terms of the leases commencing on the date the Property is placed in service. For the quarters ended March 31, 1997 and 1996, the Company recognized $269,740 and $112,905, respectively, of such rental income.

         The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at March 31, 1997:

                  1997                                       $  4,771,109
                  1998                                          6,383,324
                  1999                                          6,397,734
                  2000                                          6,421,406
                  2001                                          6,600,851
                  Thereafter                                   91,381,537
                                                             ------------

                                                             $121,955,961
                                                             ============
         Since leases are renewable at the option of the tenant, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents which may be received on the leases based on the percentage of the tenant's gross sales. These amounts do not include minimum lease payments that will become due when Properties under development are completed (See Note 12).

5.       Net Investment in Direct Financing Leases:
         -----------------------------------------
         The following lists the components of the net investment in direct financing leases at:


                                                March 31,      December 31,
                                                  1997             1996
                                              ------------     ------------

                  Minimum lease payments
                    receivable                $ 37,029,377     $ 30,162,465
                  Estimated residual
                    values                       1,362,487        1,346,332
                  Less unearned income         (19,042,589)     (16,322,111)
                                              ------------     ------------

                  Net investment in
                    direct financing
                    leases                    $ 19,349,275     $ 15,186,686
                                              ============     ============

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                     Quarters Ended March 31, 1997 and 1996


5.       Net Investment in Direct Financing Leases - Continued:
         ------------------------------------------------------
         The following is a schedule of future minimum lease payments to be received on the direct financing leases at March 31, 1997:

                  1997                             $ 2,302,249
                  1998                               3,075,579
                  1999                               3,075,579
                  2000                               3,078,897
                  2001                               2,786,198
                  Thereafter                        22,710,875
                                                   -----------
                                                   $37,029,377
                                                   ===========

         The above table does not include future minimum lease payments for renewal periods or for contingent rental payments that may become due in future periods (see Note 4).

6.       Mortgage Notes Receivable:
         -------------------------
         In March 1997, in connection with the acquisition of land for eight Pizza Hut restaurants, the Company accepted a promissory note in the principal sum of $4,200,000, collateralized by a mortgage on the buildings on eight Pizza Hut Properties and three additional Pizza Hut buildings. The promissory note bears interest at a rate of 10.5% per annum and is being collected in 240 equal monthly installments of $41,943.

         Mortgage notes receivable consisted of the following at:

                                                   March 31,       December 31,
                                                     1997              1996
                                                  -----------     -------------

                  Outstanding principal           $16,863,680     $12,713,151
                  Accrued interest income              67,789          35,285
                  Deferred financing income           (88,441)        (46,268)
                  Unamortized loan costs              960,123         687,439
                                                  -----------     -----------
                                                  $17,803,151     $13,389,607
                                                  ===========     ===========

         Management believes that the estimated fair value of mortgage notes receivable at March 31, 1997, approximates the outstanding principal amount based on estimated current rates at which similar loans would be made to borrowers with similar credit and for similar maturities.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                     Quarters Ended March 31, 1997 and 1996


7.       Note Payable:
         ------------
         On March 5, 1996, the Company entered into a line of credit and security agreement (the "Loan") with a bank to be used by the Company to offer Secured Equipment Leases. The Loan provides that the Company will be able to receive advances of up to $15,000,000 until March 4, 1998. As of March 31, 1997, $5,469,649 of principal was outstanding relating to the Loan, plus $13,936 of accrued interest. In general, advances under the Loan are fully amortizing term loans repayable over six years and bear interest at a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (ranging from 7.52% to 7.65% as of March 31, 1997). The Company believes, based on current terms, that the carrying value of its note payable at March 31, 1997, approximates fair value.

         Interest costs (including amortization of loan costs) incurred for the quarter ended March 31, 1997, were $97,557, all of which were capitalized as part of the cost of buildings under construction.

8.       Stock Issuance Costs:
         --------------------
         The Company has incurred certain expenses of its offerings of shares, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offering. Preliminary costs incurred prior to raising capital were advanced by an affiliate of the Company, CNL Fund Advisors, Inc. (the "Advisor"). The Advisor has agreed to pay all offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross offering proceeds received from the sale of shares of the Company.

         During the quarter ended March 31, 1997 and the year ended December 31, 1996, the Company incurred $4,303,570 and $9,216,102, respectively, in stock issuance costs, including $3,021,476 and $8,063,439, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see Note 10). The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                     Quarters Ended March 31, 1997 and 1996


9.       Distributions:
         -------------
         For the quarters ended March 31, 1997 and 1996, approximately 75 and 90 percent, respectively, of the distributions paid to stockholders were considered ordinary income and approximately 25 and ten percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the quarters ended March 31, 1997 and 1996, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the quarter ended March 31, 1997, may not be indicative of the results that may be expected for the year ending December 31, 1997.

10.      Related Party Transactions:
         --------------------------
         During the quarter ended March 31, 1997, the Company incurred $2,832,633 in selling commissions due to CNL Securities Corp. for services in connection with the offering of shares. A substantial portion of this amount ($2,570,708) was or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the quarter ended March 31, 1997, the Company incurred $188,842 of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive acquisition fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of shares. During the quarter ended March 31, 1997, the Company incurred $1,699,580 of such fees. Such fees are included in land and buildings on operating leases, net investment in direct financing leases, mortgage notes receivable and other assets.

         In connection with the acquisition of Properties that are being or have been constructed or renovated by affiliates, subject to approval by the Company's Board of Directors, the Company may incur development/construction management fees payable to affiliates of the Company. Such fees are included

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                     Quarters Ended March 31, 1997 and 1996


10.      Related Party Transactions - Continued
         --------------------------------------
         in the purchase price of the Properties and are therefore included in the basis on which the Company charges rent on the Properties. During the quarter ended March 31, 1997, the Company incurred $129,379 of such amounts relating to two Properties. No such amounts were incurred for the quarter ended March 31, 1996.

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor is entitled to receive a one-time secured equipment lease servicing fee of two percent of the purchase price of the Equipment that is the subject of a Secured Equipment Lease. During the quarter ended March 31, 1997, the Company incurred $41,281 in secured equipment lease servicing fees. No secured equipment lease servicing fees were incurred for the quarter ended March 31, 1996.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset and mortgage management fee of one-twelfth of 0.60% of the Company's real estate asset value (generally, the total amount invested in the Properties as of the end of the preceding month, exclusive of acquisition fees and acquisition expenses), plus one-twelfth of 0.60% of the Company's total principal amount of the Mortgage Loans as of the end of the preceding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the quarters ended March 31, 1997 and 1996, the Company incurred $127,458 and $41,764, respectively, of such fees, $16,942 and $1,394, respectively, of which was capitalized as part of the cost of building for Properties under construction.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                     Quarters Ended March 31, 1997 and 1996


10.      Related Party Transactions - Continued
         --------------------------------------
         The Advisor and its affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offerings of shares) on a day-to-day basis. For the quarters ended March 31, 1997 and 1996, the expenses incurred for these services were classified as follows:

                                                           1997         1996
                                                         --------     --------

                  Stock issuance costs                   $288,747     $185,113
                  General operating and
                    administrative expenses               108,003       74,032
                                                         --------     --------

                                                         $396,750     $259,145
                                                         ========     ========

         During the quarter ended March 31, 1997, the Company acquired two Properties for approximately $1,773,300 from affiliates of the Company. The affiliates had purchased and temporarily held title to the Properties in order to facilitate the acquisition of the Properties by the Company. The Properties were acquired at a cost no greater than the lesser of the cost of each Property to the affiliate (including carrying costs) or the Property's appraised value.

         The due to related parties consisted of the following at:

                                                   March 31,   December 31,
                                                     1997          1996
                                                   ---------   ------------

                  Due to the Advisor:
                    Expenditures incurred
                      on behalf of the
                      Company and accounting
                      and administrative
                      services                      $194,140    $199,068
                    Acquisition fees                 289,606     383,210
                                                    --------    --------
                                                     483,746     582,278
                                                    --------    --------

                  Due to CNL Securities Corp:
                    Commissions                      232,385     372,227
                    Marketing support and due
                      diligence expense reim-
                      bursement fees                  17,450      42,579
                                                    --------    --------
                                                     249,835     414,806
                                                    --------    --------
                                                    $733,581    $997,084
                                                    ========    ========

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                     Quarters Ended March 31, 1997 and 1996


11.      Concentration of Credit Risk:
         ----------------------------
         During the quarter ended March 31, 1997, one affiliated group of lessees and borrowers represented more than ten percent of the Company's total rental, earned and interest income from its Properties, Mortgage Loans and Secured Equipment Leases. The following schedule presents rental, earned and interest income earned from this affiliated group for the quarters ended March 31:

                                                           1997       1996
                                                         --------   --------

                  Castle Hill Holdings V,
                    L.L.C., Castle Hill
                    Holdings VI, L.L.C.,
                    and Castle Hill Holdings
                    VII, L.L.C. ("Castle Hill")          $573,398   $282,525

         In addition, during the quarter ended March 31, 1997, three restaurant chains each contributed more than ten percent of the Company's total rental, earned and interest income. The following schedule presents rental, earned and interest income from each of these restaurants chains for the quarters ended March 31:

                                                       1997          1996
                                                     --------      ------
                  Golden Corral Family
                    Steakhouse Restaurants           $584,647      $371,290
                  Pizza Hut                           573,398       282,525
                  Boston Market                       328,515        82,341

         Although the Company's Properties are geographically diverse and the Company's lessees and borrowers operate a variety of restaurant concepts, failure of any one of these restaurant chains or any lessee or borrower that contributes more than ten percent of the Company's rental, earned and interest income could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the on-going operations of the lessees and borrowers.

12.      Commitments:
         -----------
         The Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings the tenants have agreed to lease. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs)

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                     Quarters Ended March 31, 1997 and 1996


12.      Commitments - Continued:
         -----------------------
         to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay is approximately $19,027,300, of which approximately $15,888,300 in land and other costs had been incurred as of March 31, 1997. The buildings currently under construction are expected to be operational by September 1997. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement.

         During the quarter ended March 31, 1997, the Company entered into a commitment to sell four of its Properties and the equipment relating to two Secured Equipment Leases to the tenant. Management anticipates that the proceeds received from the sale will be sufficient to cover the carrying value of the Properties and the equipment.

13.      Subsequent Events:
         -----------------
         During the period April 1, 1997 through April 30, 1997, the Company received subscription proceeds for an additional 1,405,024 shares ($14,050,240) of common stock.

         On April 1, 1997, the Company declared distributions of $1,091,133 or $.0615 per share of common stock, payable in June 1997 to stockholders of record on April 1, 1997.

         During the period April 1, 1997 through April 30, 1997, the Company acquired 16 Properties (13 on which restaurants are being constructed and one on which a restaurant is being renovated) for cash at a total cost of approximately $10,523,000, excluding closing and development costs. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement. The development costs (including the purchase of the land and closing costs) to be paid by the Company relating to the 13 Properties under construction and the one Property to be renovated are estimated to be approximately $14,503,700. The buildings under construction are expected to be operational by November 1997.

         At the Company's annual meeting of stockholders held on April 4, 1997, the stockholders approved amendments to the Company's Amended and Restated Articles of Incorporation increasing the number of authorized shares of capital stock from 46,000,000 shares to 156,000,000 shares (consisting of 75,000,000 common shares, 3,000,000 preferred shares and 78,000,000 excess shares).

                                  ADDENDUM TO
                                   EXHIBIT E

                             STATEMENT OF ESTIMATED
                           TAXABLE OPERATING RESULTS

                           THE STATEMENT OF ESTIMATED
                       TAXABLE OPERATING RESULTS IN THIS
                         ADDENDUM UPDATES AND REPLACES
                           EXHIBIT E TO THE ATTACHED
                       PROSPECTUS, DATED APRIL 18, 1997.

                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                       CNL AMERICAN PROPERTIES FUND, INC.
                    PROPERTIES ACQUIRED FROM JANUARY 1, 1997
                              THROUGH JULY 2, 1997
                       For a 12-Month Period (Unaudited)


         The following schedule presents unaudited estimated taxable operating results of each Property acquired by the Company from January 1, 1997 through July 2, 1997, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.


                                     Jack in the Box         Jack in the Box          Jack in the Box      Jack in the Box
                                    Los Angeles, CA (8)     Las Vegas, NV (8)         Moscow, ID (8)        Kent #1, WA (8)
                                    -------------------     -----------------         --------------        ---------------
Estimated Taxable Operating
  Results:

Base Rent (1)                               (7)                    (7)                       (7)                   (7)
Interest Income (2)                          -                      -                         -                     -
   Total Revenues                           (7)                    (7)                       (7)                   (7)

Asset Management Fees (3)                   (7)                    (7)                       (7)                   (7)
Mortgage Management Fee (4)                  -                      -                         -                     -
General and Administrative
  Expenses (5)                              (7)                    (7)                       (7)                   (7)
    Total Operating Expenses                (7)                    (7)                       (7)                   (7)

Estimated Cash Available from
  Operations                                (7)                    (7)                       (7)                   (7)

Depreciation and Amortization
  Expense (6)                               (7)                    (7)                       (7)                   (7)

Estimated Taxable Operating
  Results                                   (7)                    (7)                       (7)                   (7)




                                 See Footnotes


                                   Jack in the Box       Jack in the Box              Shoney's
                                  Hollister, CA (8)     Kingsburg, CA (8)     Indian Harbour Beach, FL
                                  -----------------     -----------------     ------------------------
Estimated Taxable Operating
  Results:

Base Rent (1)                            (7)                   (7)                      (7)
Interest Income (2)                       -                     -                        -
   Total Revenues                        (7)                   (7)                      (7)

Asset Management Fees (3)                (7)                   (7)                      (7)
Mortgage Management Fee (4)               -                     -                        -
General and Administrative
  Expenses (5)                           (7)                   (7)                      (7)
    Total Operating Expenses             (7)                   (7)                      (7)

Estimated Cash Available from
  Operations                             (7)                   (7)                      (7)

Depreciation and Amortization
  Expense (6)                            (7)                   (7)                      (7)

Estimated Taxable Operating
  Results                                (7)                   (7)                      (7)


                                 See Footnotes

                                      Jack in the Box   Jack in the Box     Golden Corral       Burger King
                                     Murrieta, CA (8)    Humble, TX (8)   Winchester, KY (9)    Kent #2, OH
                                     ----------------   ---------------   ------------------    -----------

Estimated Taxable Operating
  Results:

Base Rent (1)                              (7)                (7)                 (7)             $89,688
Interest Income (2)                         -                  -                   -                    -
                                                                                                   ------
    Total Revenues
                                           (7)                (7)                 (7)              89,688
                                                                                                  -------
Asset Management Fees (3)                  (7)                (7)                 (7)              (5,237)
Mortgage Management Fee (4)                 -                  -                   -                    -
General and Administrative
  Expenses (5)                             (7)                (7)                 (7)              (5,561)
                                                                                                  -------

    Total Operating Expenses               (7)                (7)                 (7)             (10,798)
                                                                                                  -------

Estimated Cash Available from
  Operations                               (7)                (7)                 (7)              78,790

Depreciation and Amortization
  Expense (6)                              (7)                (7)                 (7)             (17,602)
                                                                                                  -------

Estimated Taxable Operating
  Results                                  (7)                (7)                 (7)             $61,288
                                                                                                  =======


                                 See Footnotes

                                                      Burger King           Denny's         Jack in the Box       Jack in the Box
                                                   Chattanooga, TN (10)   Tampa, FL (11)    Palmdale, CA (8)     Houston #3, TX (8)
                                                   --------------------   --------------   ----------------      ------------------
Estimated Taxable Operating
  Results:

Base Rent (1)                                              (7)                (7)                 (7)                    (7)
Interest Income (2)                                         -                  -                   -                      -
   Total Revenues                                          (7)                (7)                 (7)                    (7)

Asset Management Fees (3)                                  (7)                (7)                 (7)                    (7)
Mortgage Management Fee (4)                                 -                  -                   -                      -
General and Administrative
  Expenses (5)                                             (7)                (7)                 (7)                    (7)
    Total Operating Expenses                               (7)                (7)                 (7)                    (7)

Estimated Cash Available from
  Operations                                               (7)                (7)                 (7)                    (7)

Depreciation and Amortization
  Expense (6)                                              (7)                (7)                 (7)                    (7)

Estimated Taxable Operating
  Results                                                  (7)                (7)                 (7)                    (7)


                                 See Footnotes

                                   Golden Corral      Jack in the Box       Black-eyed Pea      Black-eyed Pea
                                 Hopkinsville, KY    Houston #4, TX (8)    Bedford, TX (12)     Dallas, TX (12)
                                 ----------------    ------------------    ----------------     ---------------
Estimated Taxable Operating
  Results:

Base Rent (1)                        $  141,912             (7)               $  79,560            $  75,182
Interest Income (2)                           -              -                        -                    -
                                     ----------                               ---------            ---------
   Total Revenues                       141,912             (7)                  79,560               75,182
                                     ----------                               ---------            ---------

Asset Management Fees (3)                (7,518)            (7)                  (3,716)              (3,716)
Mortgage Management Fee (4)                   -              -                        -                    -
General and Administrative
  Expenses (5)                           (8,799)            (7)                  (4,933)              (4,661)
                                     ----------                               ---------            ---------
    Total Operating Expenses            (16,317)            (7)                  (8,649)              (8,377)
                                     ----------                               ---------            ---------

Estimated Cash Available from
  Operations                            125,595             (7)                  70,911               66,805

Depreciation and Amortization
  Expense (6)                           (22,573)            (7)                 (16,731)             (16,731)
                                     ----------                               ---------            ---------

Estimated Taxable Operating
  Results                            $  103,022             (7)               $  54,180            $  50,074
                                     ==========                               =========            =========


                                 See Footnotes

                                                 Black-eyed Pea        Black-eyed Pea     Eight Pizza Hut   Jack in the Box
                                              Fort Worth, TX (12)     Oklahoma City, OK      Properties      Oxnard, CA (8)
                                              -------------------     -----------------   ---------------   ---------------
Estimated Taxable Operating
  Results:

Base Rent (1)                                      $  84,305             $  81,660          $ 165,440             (7)
Interest Income (2)                                        -                     -            437,918              -
                                                   ---------             ---------          ---------
  Total Revenues                                      84,305                81,660            603,358             (7)
                                                   ---------             ---------          ---------

Asset Management Fees (3)                             (3,716)               (3,696)            (9,454)            (7)
Mortgage Management Fee (4)                                -                     -            (25,200)             -
General and Administrative
  Expenses (5)                                        (5,227)               (5,063)           (37,408)            (7)
                                                   ---------             ---------           --------
    Total Operating Expenses                          (8,943)               (8,759)           (72,062)            (7)
                                                   ---------             ---------           --------

Estimated Cash Available from
  Operations                                          75,362                72,901            531,296             (7)

Depreciation and Amortization
  Expense (6)                                        (16,731)              (16,642)           (11,340)            (7)
                                                   ---------             ---------           --------

Estimated Taxable Operating
  Results                                          $  58,631             $  56,259           $519,956             (7)
                                                   =========             =========           ========


                                 See Footnotes

                                          Bennigan's          Boston Market              Boston Market            Boston Market
                                         Arvada #1, CO     Cedar Park, TX (14)       Collinsville, IL (15)    Taylorsville, UT (13)
                                         -------------     -------------------       ---------------------    ---------------------
Estimated Taxable Operating
  Results:

Base Rent (1)                              $  198,076             (7)                         (7)                      (7)
Interest Income (2)                                 -              -                           -                        -
                                           ----------
   Total Revenues                             198,076             (7)                         (7)                      (7)
                                           ----------

Asset Management Fees (3)                     (11,442)            (7)                         (7)                      (7)
Mortgage Management Fee (4)                         -              -                           -                        -
General and Administrative
  Expenses (5)                                (12,281)            (7)                         (7)                      (7)
                                           ----------
    Total Operating Expenses                  (23,723)            (7)                         (7)                      (7)
                                           ----------

Estimated Cash Available from
  Operations                                  174,353             (7)                         (7)                      (7)

Depreciation and Amortization
  Expense (6)                                 (33,275)            (7)                         (7)                      (7)
                                           ----------

Estimated Taxable Operating
  Results                                  $  141,078             (7)                         (7)                      (7)
                                           ==========

                                 See Footnotes


                                     Burger King       Boston Market         Boston Market        Einstein Bros. Bagels
                                  Ooltewah, TN (10)   Arvada #2, CO (13)   Liberty #1, MO (15)      Dearborn, MI (16)
                                  -----------------   ------------------   -------------------      -----------------
Estimated Taxable Operating
  Results:

Base Rent (1)                            (7)                 (7)                  (7)                      (7)
Interest Income (2)                       -                   -                    -                        -
   Total Revenues                        (7)                 (7)                  (7)                      (7)

Asset Management Fees (3)                (7)                 (7)                  (7)                      (7)
Mortgage Management Fee (4)               -                   -                    -                        -
General and Administrative
  Expenses (5)                           (7)                 (7)                  (7)                      (7)
    Total Operating Expenses             (7)                 (7)                  (7)                      (7)

Estimated Cash Available from
  Operations                             (7)                 (7)                  (7)                      (7)

Depreciation and Amortization
  Expense (6)                            (7)                 (7)                  (7)                      (7)

Estimated Taxable Operating
  Results                                (7)                 (7)                  (7)                      (7)


                                 See Footnotes



                                 Jack in the Box     Shoney's      Black-eyed Pea        Pizza Hut
                                 Enumclaw, WA (8)  Guadalupe, AZ   Scottsdale, AZ (11)   Dover, OH
                                 ----------------  -------------   -------------------   ---------
Estimated Taxable Operating
  Results:

Base Rent (1)                           (7)             (7)              (7)               $23,560
Interest Income (2)                      -               -                -                      -
                                                                                           -------
   Total Revenues                       (7)             (7)              (7)                23,560
                                                                                           -------

Asset Management Fees (3)               (7)             (7)              (7)                (1,346)
Mortgage Management Fee (4)              -               -                -                      -
General and Administrative
   Expenses (5)                         (7)             (7)              (7)                (1,461)
                                                                                            -------
    Total Operating Expenses            (7)             (7)              (7)                (2,807)


Estimated Cash Available from
  Operations                            (7)             (7)              (7)                20,753

Depreciation and Amortization
  Expense (6)                           (7)             (7)              (7)                     -
                                                                                            ------

Estimated Taxable Operating
  Results                               (7)             (7)              (7)               $20,753
                                                                                           =======


                                 See Footnotes


                                          Jack in the Box     Boston Market          Boston Market         Boston Market
                                          Bacliff, TX (8)  Indianapolis, IN (16)  San Antonio, TX (14)   Baltimore, MD (16)
                                          ---------------  ---------------------  --------------------  -------------------
Estimated Taxable Operating
  Results:

Base Rent (1)                                   (7)               (7)                     (7)                     (7)
Interest Income (2)                              -                 -                       -                       -
   Total Revenues                               (7)               (7)                     (7)                     (7)

Asset Management Fees (3)                       (7)               (7)                     (7)                     (7)
Mortgage Management Fee (4)                      -                 -                       -                       -
General and Administrative
  Expenses (5)                                  (7)               (7)                     (7)                     (7)
    Total Operating Expenses                    (7)               (7)                     (7)                     (7)

Estimated Cash Available from
  Operations                                    (7)               (7)                     (7)                     (7)

Depreciation and Amortization
  Expense (6)                                   (7)               (7)                     (7)                     (7)

Estimated Taxable Operating
  Results                                       (7)               (7)                     (7)                     (7)


                                 See Footnotes

                                                  Boston Market        Boston Market      Boston Market    Boston Market
                                                Gambrills, MD (16)    Jessup, MD (16)     Lansing, MI      Riverdale, MD (16)
                                                ------------------    ---------------    -------------     ------------------


Estimated Taxable Operating
  Results:

Base Rent (1)                                         (7)                  (7)                 (7)               (7)
Interest Income (2)                                    -                    -                   -                 -
   Total Revenues                                     (7)                  (7)                 (7)               (7)

Asset Management Fees (3)                             (7)                  (7)                 (7)               (7)
Mortgage Management Fee (4)                            -                    -                   -                 -
General and Administrative
  Expenses (5)                                        (7)                  (7)                 (7)               (7)
    Total Operating Expenses                          (7)                  (7)                 (7)               (7)

Estimated Cash Available from
  Operations                                          (7)                  (7)                 (7)               (7)

Depreciation and Amortization
  Expense (6)                                         (7)                  (7)                 (7)               (7)

Estimated Taxable Operating
  Results                                             (7)                  (7)                 (7)               (7)




                                 See Footnotes

                                    Boston Market     Boston Market         Einstein Bros. Bagels      Golden Corral
                                    Vacaville, CA     Waldorf, MD (16)      Springfield, VA (16)       Jacksonville #1, FL (9)
                                    -------------     ----------------      -----------------------    -----------------------
Estimated Taxable Operating
  Results:

Base Rent (1)                           (7)                (7)                      (7)                     (7)
Interest Income (2)                      -                  -                        -                       -
   Total Revenues                       (7)                (7)                      (7)                     (7)

Asset Management Fees (3)               (7)                (7)                      (7)                     (7)
Mortgage Management Fee (4)              -                  -                        -                       -
General and Administrative
  Expenses (5)                          (7)                (7)                      (7)                     (7)
    Total Operating Expenses            (7)                (7)                      (7)                     (7)

Estimated Cash Available from
  Operations                            (7)                (7)                      (7)                     (7)

Depreciation and Amortization
  Expense (6)                           (7)                (7)                      (7)                     (7)

Estimated Taxable Operating
  Results                               (7)                (7)                      (7)                     (7)


                                 See Footnotes

                                 Golden Corral                       IHOP                Popeyes        Jack in the Box
                                 Corpus Christi, TX (9)        Leesburg, VA (17)        Starke, FL       Fresno, CA (8)
                                 ----------------------        -----------------        ----------      ----------------
Estimated Taxable Operating
  Results:

Base Rent (1)                           (7)                          $119,659              (7)                (7)
Interest Income (2)                      -                              -                   -                  -
                                                                     --------
   Total Revenues                       (7)                           119,659
                                                                     --------

Asset Managemen                         (7)                            (7,068)              (7)                (7)
Mortgage Management Fee (4)              -                               -                  -                  -
General and Administrative
  Expenses (5)                          (7)                            (7,419)              (7)                (7)
                                                                      --------
    Total Operating Expenses            (7)                           (14,487)              (7)                (7)
                                                                      --------

Estimated Cash Available from
  Operations                            (7)                           105,172               (7)                (7)

Depreciation and Amortization
  Expense (6)                           (7)                           (14,835)              (7)                (7)
                                                                      --------

Estimated Taxable Operating
  Results                               (7)                          $ 90,337               (7)                (7)
                                                                     ========

                                 See Footnotes

                                                  Jack in the Box        Ruth's Chris Steak House             Golden Corral
                                                  Corinth, TX (8)            Tampa, FL                   Jacksonville #2, FL (9)
                                                  -----------------      ------------------------        ---------------------
Estimated Taxable Operating
  Results:

Base Rent (1)                                         (7)                       $175,000                        (7)
Interest Income (2)                                    -                           -                             -
                                                                                --------
   Total Revenues                                     (7)                        175,000                        (7)
                                                                                --------

Asset Management Fees (3)                             (7)                        (12,127)                       (7)
Mortgage Management Fee (4)                            -                            -                            -
General and Administrative
  Expenses (5)                                        (7)                        (10,850)                       (7)
                                                                                 --------
Total Operating Expenses                              (7)                        (22,977)                       (7)
                                                                                 --------

Estimated Cash Available from
  Operations                                          (7)                         152,023                       (7)
Depreciation and Amortization
  Expense (6)                                         (7)                         (27,123)                      (7)
                                                                                  --------

Estimated Taxable Operating
  Results                                             (7)                        $124,900                       (7)
                                                                                  ========

                                 See Footnotes



                                          Charley's Place        Charley's Place       Darryl's             Darryl's
                                      King of Prussia, PA (18)   McLean, VA (18)   Evansville, IN (18)   Hampton, VA (18)
                                      ------------------------   ---------------   -------------------   ----------------
Estimated Taxable Operating
  Results:

Base Rent (1)                                $150,766                $162,731           $153,159             $126,356
Interest Income (2)                                 -                       -                  -                    -
                                             --------                --------           --------              -------
   Total Revenues                             150,766                 162,731            153,159              126,356
                                             --------                --------           --------              -------

Asset Management Fees (3)                      (8,593)                 (9,269)            (8,724)              (7,198)
Mortgage Management Fee (4)                         -                       -                  -                          -
General and Administrative
    Expenses (5)                               (9,347)                (10,089)            (9,496)              (7,834)
                                             --------                --------            -------              -------
    Total Operating Expenses                  (17,940)                (19,358)           (18,220)             (15,032)
                                             --------                --------            -------              -------

Estimated Cash Available from
  Operations                                  132,826                 143,373            134,939              111,324

Depreciation and Amortization
  Expense (6)                                 (14,036)                (17,608)           (24,887)             (13,745)
                                             --------                --------            -------              -------

Estimated Taxable Operating
  Results                                    $118,790                $125,765           $110,052             $ 97,579
                                             ========                ========           ========             ========



                                 See Footnotes

                                           Darryl's               Darryl's             Darryl's           Darryl's
                                       Huntsville, AL (18)   Knoxville, TN (18)   Louisville, KY (18)  Mobile, AL (18)
                                       -------------------   ------------------   -------------------  ---------------
Estimated Taxable Operating
  Results:

Base Rent (1)                               $143,586             $129,324              $155,552            $149,809
Interest Income (2)                                -                    -                     -                   -
                                            --------             --------              --------             -------
   Total Revenues                            143,586              129,324               155,552             149,809
                                            --------             --------              --------             -------

Asset Management Fees (3)                     (8,179)              (7,367)               (8,865)             (8,534)
Mortgage Management Fee (4)                        -                    -                     -                   -
General and Administrative
  Expenses (5)                                (8,902)              (8,018)               (9,644)             (9,288)
                                            --------             --------              --------             -------
    Total Operating Expenses                 (17,081)             (15,385)              (18,509)            (17,822)
                                            --------              -------             ---------                     ---------

Estimated Cash Available from
  Operations                                 126,505              113,939               137,043             131,987

Depreciation and Amortization
  Expense (6)                                (16,960)             (18,112)              (23,376)            (25,774)
                                            --------             --------              --------             -------

Estimated Taxable Operating
  Results                                   $109,545             $ 95,827              $113,667            $106,213
                                            ========             ========              ========            ========

                                 See Footnotes


                                       Darryl's             Darryl's             Darryl's            Darryl's
                                  Montgomery, AL (18)   Nashville, TN (18)   Orlando, FL (18)   Pensacola, FL (18)
                                  -------------------   ------------------   ----------------   ------------------
Estimated Taxable Operating
  Results:

Base Rent (1)                           $129,228              $124,442           $224,952              $111,040
Interest Income (2)                            -                     -                  -                     -
                                        --------              --------           --------               -------
   Total Revenues                        129,228               124,442            224,952               111,040
                                        --------              --------           --------               -------

Asset Management Fees (3)                 (7,368)               (7,089)           (12,813)               (6,326)
Mortgage Management Fee (4)                    -                     -                  -                     -
General and Administrative
  Expenses (5)                            (8,012)               (7,715)           (13,947)               (6,884)
                                        --------              --------           --------               -------
    Total Operating Expenses             (15,380)              (14,804)           (26,760)              (13,210)
                                        --------              --------           --------               -------

Estimated Cash Available from
  Operations                             113,848               109,638            198,192                97,830

Depreciation and Amortization
  Expense (6)                            (24,326)              (18,809)           (19,739)              (18,536)
                                        --------              --------           --------               -------

Estimated Taxable Operating
  Results                               $ 89,522              $ 90,829           $178,453              $ 79,294
                                        ========              ========           ========              ========

                                 See Footnotes


                                           Darryl's               Darryl's               Darryl's            Darryl's
                                       Raleigh #1, NC (18)   Raleigh #2, NC (18)   Richmond #1, VA (18)  Richmond #2, VA (18)
                                       -------------------   -------------------   --------------------  --------------------
Estimated Taxable Operating
  Results:

Base Rent (1)                               $134,014               $184,269               $138,800              $ 95,724
Interest Income (2)                                -                      -                      -                     -
                                            --------               --------               --------               --------
   Total Revenues                            134,014                184,269                138,800                95,724
                                            --------               --------               --------               --------

Asset Management Fees (3)                     (7,634)               (10,496)               (7,907)                (5,454)
Mortgage Management Fee (4)                        -                   -                      -                      -
General and Administrative
  Expenses (5)                                (8,309)               (11,425)               (8,606)                (5,935)
                                            --------               --------               --------               --------
    Toteal Operating Expenses                (15,943)               (21,921)              (16,513)               (11,389)
                                            --------               --------               --------               --------

Estimated Cash Available from
  Operations                                 118,071                162,348               122,287                 84,335

Depreciation and Amortization
  Expense (6)                                (12,905)               (18,379)              (19,813)               (16,607)
                                            --------               --------               --------               --------


Estimated Taxable Operating
  Results                                   $105,166               $143,969              $102,474               $ 67,728
                                            ========               ========              ========               ========


                                 See Footnotes


                                         Darryl's              Houlihan's             Houlihan's              Houlihan's
                                  Winston-Salem, NC (18)   Bethel Park, PA (18)   Langhorne, PA (18)   Plymouth Meeting, PA (18)
                                  ----------------------   --------------------   ------------------   -------------------------
Estimated Taxable Operating
  Results:

Base Rent (1)                            $124,442                $143,586               $145,980                $208,200
Interest Income (2)                             -                       -                      -                       -
                                          --------               --------               --------                 -------
   Total Revenues                         124,442                 143,586                145,980                 208,200
                                          --------               --------               --------                --------

Asset Management Fees (3)                  (7,089)                 (8,179)                (8,316)                (11,859)
Mortgage Management Fee (4)                     -                       -                      -                       -
General and Administrative
  Expenses (5)                             (7,715)                 (8,902)                (9,051)                (12,908)
                                          --------               ---------              --------                 -------
    Total Operating Expenses              (14,804)                (17,081)               (17,367)                (24,767)
                                          --------               ---------              --------                 -------

Estimated Cash Available from
  Operations                              109,638                 126,505                128,613                 183,433

Depreciation and Amortization
  Expense (6)                             (20,758)                (15,213)               (16,572)                (23,213)
                                          --------               ---------              --------                 -------

Estimated Taxable Operating
  Results                                $ 88,880                $111,292               $112,041                $160,220
                                         ========                ========               ========                ========


                                 See Footnotes


                                  Golden Corral        IHOP          Golden Corral          Boston Market
                                  Enid, OK (9)    Fairfax, VA (17)   Liberty #2, MO (9)   Southlake, TX (16)
                                  -------------   ----------------   ------------------   ------------------
Estimated Taxable Operating
  Results:

Base Rent (1)                           (7)            $173,045           (7)                  $107,449
Interest Income (2)                      -                    -            -                          -
                                                       --------                                --------
   Total Revenues                       (7)             173,045           (7)                   107,449
                                                       --------                                --------

Asset Management Fees (3)               (7)             (10,223)          (7)                    (6,154)
Mortgage Management Fee (4)              -                    -            -                          -
General and Administrative
  Expenses (5)                          (7)             (10,729)          (7)                    (6,662)
                                                       --------                                --------
    Total Operating Expenses            (7)             (20,952)          (7)                   (12,816)
                                                       --------                                --------

Estimated Cash Available from
  Operations                            (7)             152,093           (7)                    94,633

Depreciation and Amortization
  Expense (6)                           (7)             (18,015)          (7)                   (15,904)
                                                       --------                                --------

Estimated Taxable Operating
  Results                               (7)            $134,078           (7)                  $ 78,729
                                                       ========                                ========

                                 See Footnotes

                                   Boston Market      Jack in the Box      Jack in the Box       KFC
                                  Stafford, TX (16)  Channelview, TX (8)   Garland, TX (8)    Putnam, CT         Total
                                  -----------------  -------------------  -----------------   ----------    -------------
Estimated Taxable Operating
  Results:

Base Rent (1)                         $111,894               (7)                 (7)           $ 89,960       $3,109,617
Interest Income (2)                         -                 -                   -                  -           437,918
                                      --------                                                  -------       ----------
   Total Revenues                      111,894               (7)                 (7)             89,960
                                      --------                                                  -------

Asset Management Fees (3)               (6,409)              (7)                 (7)             (4,768)        (173,800)
Mortgage Management Fee (4)                 -                 -                   -                  -           (25,200)
General and Administrative
  Expenses (5)                          (6,937)              (7)                 (7)             (5,578)        (219,947)
                                      --------                                                  -------         --------
    Total Operating Expenses           (13,346)              (7)                 (7)            (10,346)        (418,947)
                                      --------                                                  -------         --------

Estimated Cash Available from
  Operations                            98,548               (7)                 (7)             79,614        3,128,588

Depreciation and Amortization
  Expense (6)                          (17,411)              (7)                 (7)            (13,688)        (452,327)
                                      --------                                                 --------         --------

Estimated Taxable Operating
  Results                             $ 81,137               (7)                 (7)           $ 65,926       $2,676,261
                                      ========                                                 ========        =========

                                 See Footnotes

FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Company entered into a Master Mortgage Note agreement for $4,200,000, collateralized by building improvements located on the Eight Pizza Hut Properties and three additional Pizza Hut properties. The Master Mortgage Note bears interest at a rate of 10.50% per annum and principal and interest will be collected in equal monthly installments over 20 years beginning in May 1997. Amount does not include $21,000 of loan commitment fees and $21,000 in loan origination fees collected by the Company at closing from the borrower.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) For managing the Mortgage Loans, the Advisor will be entitled to receive a monthly mortgage management fee of one-twelfth of .60% of the total principal amount of the Mortgage Loans as of the end of the preceding month. See "Management Compensation."

(5) Estimated at 6.2% of gross rental and interest income based on the previous experience of Affiliates of the Advisor with 18 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(6) The estimated federal tax basis of the depreciable portion (the building portion) of the Properties has been depreciated on the straight-line method over 39 years. Acquisition fees allocated to the Master Mortgage Note have been amortized on a straight-line basis over the life of the agreement (20 years).

(7) The Property is under construction or renovation and therefore was not operational for the period presented. The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below:

    Property                           Estimated Final Completion Date
    --------                           -------------------------------
    Los Angeles Property               July 6, 1997
    Las Vegas Property                 July 6, 1997
    Moscow Property                    July 21, 1997
    Kent #1 Property                   July 21, 1997
    Hollister Property                 July 21, 1997
    Kingsburg Property                 July 21, 1997
    Indian Harbour Beach Property      July 23, 1997
    Murrieta Property                  July 30, 1997
    Humble Property                    August 2, 1997
    Winchester Property                August 2, 1997
    Chattanooga Property               June 24, 1997
    Tampa Property                     August 10, 1997
    Palmdale Property                  August 10, 1997
    Houston #3 Property                August 10, 1997
    Houston #4 Property                September 14, 1997
    Oxnard Property                    September 28, 1997
    Cedar Park Property                September 29, 1997
    Collinsville Property              September 29, 1997
    Taylorsville Property              September 29, 1997
    Ooltewah Property                  July 31, 1997
    Arvada #2 Property                 October 13, 1997
    Liberty #1 Property                October 13, 1997
    Dearborn Property                  October 13, 1997
    Enumclaw Property                  October 13, 1997
    Guadalupe Property                 November 12, 1997
    Scottsdale Property                September 14, 1997
    Bacliff Property                   October 26, 1997
    Indianapolis Property              October 26, 1997
    San Antonio Property               October 27, 1997
    Baltimore Property                 November 2, 1997
    Gambrills Property                 November 2, 1997
    Jessup Property                    November 2, 1997
    Lansing Property                   November 2, 1997
    Riverdale Property                 November 2, 1997

    Property                           Estimated Final Completion Date
    --------                           -------------------------------
    Vacaville Property                 November 2, 1997
    Waldorf Property                   November 2, 1997
    Springfield Property               November 2, 1997
    Jacksonville #1 Property           November 2, 1997
    Corpus Christi Property            November 17, 1997
    Starke Property                    September 19, 1997
    Fresno Property                    November 26, 1997
    Corinth Property                   December 2, 1997
    Jacksonville #2 Property           December 3, 1997
    Enid Property                      December 14, 1997
    Liberty #2 Property                December 16, 1997
    Channelview Property               December 29, 1997
    Garland Property                   December 29, 1997

(8) The lessee of the Los Angeles, Las Vegas, Moscow, Kent #1, Hollister, Kingsburg, Murrieta, Humble, Palmdale, Houston #3, Houston #4, and Oxnard, Enumclaw, Bacliff, Fresno, Corinth, Channelview and Garland Properties is the same unaffiliated lessee.

(9) The lessee of the Winchester, Jacksonville #1, Corpus Christi, Jacksonville #2, Enid and Liberty #2 Properties is the same unaffiliated lessee.

(10) The lessee of the Chattanooga and Ooltewah Properties is the same unaffiliated lessee.

(11) The lessee of the Tampa and Scottsdale Properties is the same unaffiliated lessee.

(12) The lessee of the Bedford, Dallas, and Fort Worth Properties is the same unaffiliated lessee.

(13) The lessee of the Taylorsville and Arvada #2 Properties is the same unaffiliated lessee.

(14) The lessee of the Cedar Park and San Antonio Properties is the same unaffiliated lessee.

(15) The lessee of the Collinsville and Liberty #1 Properties is the same unaffiliated lessee.

(16) The lessee of the Dearborn, Indianapolis, Balitmore, Gambrills, Jessup, Riverdale, Waldorf, Springfield, Southlake and Stafford Properties is the same unaffiliated lessee or group of unaffiliated lessees.

(17) The lessee of the Leesburg and Fairfax Properties is the same unaffiliated lessee.

(18) The lessee of the King of Prussia, McLean, Evansville, Hampton, Huntsville, Knoxville, Louisville, Mobile, Montgomery, Nashville, Orlando, Pensacola, Raleigh #1, Raleigh #2, Richmond #1, Richmond #2, Winston-Salem, Bethel Park, Langhorne and Plymouth Meeting Properties is the same unaffiliated lessee.